                                                                   EXHIBIT 2.1

                          PURCHASE AND SALE AGREEMENT

                         dated as of February 12, 1994

                                  BY AND AMONG

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                         SUNTERRA GAS GATHERING COMPANY
                        SUNTERRA GAS PROCESSING COMPANY

                                   (SELLERS)

                                      AND

                     WILLIAMS GAS PROCESSING - BLANCO, INC.

                                    (BUYER)

                                     INDEX


                                                                        Page
                                                                        ----

ARTICLE I.  DEFINITIONS .................................................. 1
            -----------
     Section 1.01  Defined Terms ......................................... 1
                   -------------

ARTICLE II.  PURCHASE AND SALE .......................................... 25
             -----------------
     Section 2.01  Purchase and Sale of Property ........................ 25
                   -----------------------------
     Section 2.02  Assumption of Liabilities ............................ 25
                   -------------------------
     Section 2.03  Revisions to Property Descriptions ................... 25
                   ----------------------------------

ARTICLE III.  CLOSING; PURCHASE PRICE ................................... 25
              -----------------------
     Section 3.01  Closing Date ......................................... 25
                   ------------
     Section 3.02  Purchase Price ....................................... 26
                   --------------
     Section 3.03  Determination of Individual Unadjusted Purchase
                   -----------------------------------------------
                    Prices .............................................. 26
                    ------
     Section 3.04  Determination of Closing Payment ..................... 26
                   --------------------------------
     Section 3.05  Adjustments to the Purchase Price .................... 27
                   ---------------------------------
     Section 3.06  Final Settlement ..................................... 28
                   ----------------
     Section 3.07  Allocation of Purchase Price ......................... 29
                   ----------------------------

ARTICLE IV.  SELLERS' REPRESENTATIONS ................................... 29
             ------------------------
     Section 4.01  Organization; Authority .............................. 29
                   -----------------------
     Section 4.02  Corporate Authority and Approval ..................... 29
                   --------------------------------
     Section 4.03  No Violation ......................................... 30
                   ------------
     Section 4.04  Compliance with Laws and Regulations ................. 30
                   ------------------------------------
     Section 4.05  Taxes ................................................ 31
                   -----
     Section 4.06  Litigation ........................................... 31
                   ----------
     Section 4.07  Environmental ........................................ 31
                   -------------
     Section 4.08  Gas Plant Property and Pipeline Property ............. 32
                   ----------------------------------------
     Section 4.09  Contracts ............................................ 32
                   ---------
     Section 4.10  Title to Property .................................... 32
                   -----------------
     Section 4.11  Holding Company; Investment Company .................. 33
                   -----------------------------------
     Section 4.12  Employee Benefits .................................... 33
                   -----------------
     Section 4.13  National Labor Relations Act, as Amended ............. 33
                   ----------------------------------------
     Section 4.14  Employment Law Compliance ............................ 33
                   -------------------------
     Section 4.15  Historical Operating Data and Financial Statements ... 34
                   --------------------------------------------------
     Section 4.16  No Third Party Options ............................... 34
                   ----------------------
     Section 4.17  FERC Regulation ...................................... 34
                   ---------------
     Section 4.18  Environmental Assessments ............................ 34
                   -------------------------
     Section 4.19  Deeds ................................................ 34
                   -----
     Section 4.20  Plant Operations ..................................... 34
                   ----------------
     Section 4.21  Historical Sales Information ......................... 34
                   ----------------------------

     Section 4.22  Design Information ................................... 34
                   ------------------
     Section 4.23  SCADA System ......................................... 35
                   ------------
     Section 4.24  Cathodic Protection .................................. 35
                   -------------------
     Section 4.25  Gathering and Processing Contracts ................... 35
                   ----------------------------------

ARTICLE V.  BUYER'S REPRESENTATIONS ..................................... 35
            -----------------------
     Section 5.01  Organization; Authority .............................. 35
                   -----------------------
     Section 5.02  Corporate Authority and Approval ..................... 35
                   --------------------------------
     Section 5.03  No Violation ......................................... 36
                   ------------
     Section 5.04  Litigation ........................................... 36
                   ----------
     Section 5.05  Funds Available ...................................... 36
                   ---------------
     Section 5.06  Financial Statements ................................. 36
                   --------------------
     Section 5.07  Holding Company; Investment Company .................. 37
                   -----------------------------------
     Section 5.08  Qualification ........................................ 37
                   -------------

ARTICLE VI.  COVENANTS OF SELLERS ....................................... 37
             --------------------
     Section 6.01  Hart-Scott-Rodino Act; Other Consents ................ 37
                   -------------------------------------
     Section 6.02  NMPUC Approval ....................................... 37
                   --------------
     Section 6.03  Conditions to Closing ................................ 38
                   ---------------------
     Section 6.04  Operation of the Property ............................ 38
                   -------------------------
     Section 6.05  Access ............................................... 39
                   ------
     Section 6.06  Approvals ............................................ 39
                   ---------
     Section 6.07  Deliveries at Closing ................................ 39
                   ---------------------
     Section 6.08  WARN Notification. ................................... 40
                   -----------------
     Section 6.09  Additional Covenants of Sellers ...................... 40
                   -------------------------------
     Section 6.10  Elimination of Gas Imbalances Among Sellers. ......... 41
                   -------------------------------------------
     Section 6.11  Vehicles ............................................. 41
                   --------
     Section 6.12  SCADA ................................................ 41
                   -----
     Section 6.13  Certain Missing Rights-of-Way ........................ 41
                   -----------------------------

ARTICLE VII.  COVENANTS OF BUYER ........................................ 41
              ------------------
     Section 7.01  Hart-Scott-Rodino Act; Other Consents ................ 41
                   -------------------------------------
     Section 7.02  NMPUC Approval ....................................... 42
                   --------------
     Section 7.03  Conditions to Closing ................................ 42
                   ---------------------
     Section 7.04  Contact With Third Parties Regarding Property ........ 42
                   ---------------------------------------------
     Section 7.05  Review of Records .................................... 42
                   -----------------
     Section 7.06  Deliveries at Closing ................................ 43
                   ---------------------

ARTICLE VIII.  BUYER'S CONDITIONS TO CLOSING ............................ 43
               -----------------------------
     Section 8.01  Conditions Precedent to Buyer's Obligations .......... 43
                   -------------------------------------------

ARTICLE IX.  SELLERS' CONDITIONS TO CLOSING ............................. 44

     Section 9.01  Conditions Precedent to Sellers' Obligations ......... 44
                   --------------------------------------------

ARTICLE X.  TAXES ....................................................... 46
            -----
     Section 10.01  Compliance with Reporting Requirements .............. 46
                    --------------------------------------
     Section 10.02  Liability For Taxes ................................. 46
                    -------------------

ARTICLE XI.  CERTAIN EMPLOYEE MATTERS ................................... 47
             ------------------------
     Section 11.01  Hiring of Employees ................................. 47
                    -------------------
     Section 11.02  Certain Plans and Other Arrangements ................ 49
                    ------------------------------------
     Section 11.03  Certain Preclosing Employment Matters ............... 50
                    -------------------------------------
     Section 11.04  Cooperation ......................................... 52
                    -----------

ARTICLE XII.  EXTENT AND SURVIVAL OF REPRESENTATIONS,
              ---------------------------------------
     WARRANTIES, COVENANTS AND AGREEMENTS; INDEMNIFICATION .............. 53
     -----------------------------------------------------
     Section 12.01  Scope of Representations ............................ 53
                    ------------------------
     Section 12.02  Survival ............................................ 53
                    --------
     Section 12.03  Indemnification of Buyer ............................ 54
                    ------------------------
     Section 12.04  Indemnification of Sellers .......................... 55
                    --------------------------
     Section 12.05  Indemnification Procedures .......................... 56
                    --------------------------
     Section 12.06  Insurance Proceeds .................................. 60
                    ------------------
     Section 12.07  Exclusivity ......................................... 61
                    -----------
     Section 12.08  Indemnity Limitations ............................... 61
                    ---------------------

ARTICLE XIII.  TERMINATION .............................................. 62
               -----------
     Section 13.01  Termination ......................................... 62
                    -----------
     Section 13.02  Effect of Agreement Upon Termination ................ 63
                    ------------------------------------

ARTICLE XIV.  OTHER AGREEMENTS .......................................... 64
              ----------------
     Section 14.01  Settlement of Income and Expenses Received or Paid .. 64
                    --------------------------------------------------
     Section 14.02  Discharge of Liabilities ............................ 64
                    ------------------------
     Section 14.03  Certain Transition Agreements ....................... 64
                    -----------------------------
     Section 14.04  Gathering For Bundled Contracts ..................... 65
                    -------------------------------
     Section 14.05  Delivery and Maintenance of Records ................. 65
                    -----------------------------------
     Section 14.06  Names ............................................... 67
                    -----
     Section 14.07  Financial Accommodations ............................ 67
                    ------------------------
     Section 14.08  Arbitration ......................................... 67
                    -----------
     Section 14.09  Waiver .............................................. 70
                    ------
     Section 14.10  Environmental Remediation ........................... 70
                    -------------------------
     Section 14.11  Equipment Removal ................................... 71
                    -----------------
     Section 14.12  Inventory Purchase Option ........................... 71
                    -------------------------
     Section 14.13  Use of Communications Tower ......................... 72
                    ---------------------------
     Section 14.14  T-1 Telephone Circuit ............................... 72
                    ---------------------
     Section 14.15  Sharing of Epoxy-Coated Pipe Recovery ............... 72
                    -------------------------------------
     Section 14.16  Consents Not Obtained ............................... 72
                    ---------------------
     Section 14.17  National Labor Relations Act ........................ 73
                    ----------------------------

ARTICLE XV.  MISCELLANEOUS PROVISIONS ................................... 73
             ------------------------
     Section 15.01  Notices ............................................. 73
                    -------
     Section 15.02  Exclusive Agreement ................................. 74
                    -------------------
     Section 15.03  Choice of Law; Amendments; Headings ................. 74
                    -----------------------------------
     Section 15.04  Assignments and Third Parties ....................... 74
                    -----------------------------
     Section 15.05  Brokers ............................................. 75
                    -------
     Section 15.06  Severability ........................................ 75
                    ------------
     Section 15.07  Counterparts ........................................ 75
                    ------------
     Section 15.08  Further Assurances .................................. 75
                    ------------------
     Section 15.09  Waiver of Compliance with Bulk Transfer Laws ........ 75
                    --------------------------------------------
     Section 15.10  Announcements ....................................... 75
                    -------------
     Section 15.11  Waiver .............................................. 76
                    ------

     Schedules and exhibits are omitted. These are identified in the index to the Purchase and Sale Agreement. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

                             SCHEDULES AND EXHIBITS
                             ----------------------

Schedule 1.01(a)(i)        - PNM Pipelines

Schedule 1.01(a)(ii)       - Gathering Pipelines

Schedule 1.01(a)(iii)      - PNM Gas Plants

Schedule 1.01(a)(iv)       - Processing Gas Plants

Schedule 1.01(a)(v)        - PNM Joint Easements

Schedule 1.01(a)(vi)       - Gathering Joint Easements

Schedule 1.01(a)(vii)      - Processing Joint Easements

Schedule 1.01(b)(i)(w)     - PNM Contracts

Schedule 1.01(b)(i)(y)     - PNM Retained Liabilities

Schedule 1.01(b)(i)(z)     - PNM Transferred Vehicles

Schedule 1.01(b)(ii)(x)    - Gathering Excluded Contracts

Schedule 1.01(b)(ii)(y)    - Gathering Retained Liabilities

Schedule 1.01(b)(ii)(z)    - Gathering Transferred Vehicles

Schedule 1.01(b)(iii)(x)   - Processing Excluded Contracts

Schedule 1.01(b)(iii)(y)   - Processing Retained Liabilities

Schedule 1.01(b)(iii)(z)   - Processing Transferred Vehicles

Schedule 1.01(c)           - Dogie Campsite

Schedule 1.01(d)(i)        - Certain PNM Retained Assets

Schedule 1.01(d)(ii)       - Certain Gathering Retained Assets

Schedule 1.01(d)(iii)      - Certain Processing Retained Assets

Schedule 1.01(e)(i)        - PNM Litigation

Schedule 1.01(e)(ii)       - Gathering Litigation

Schedule 1.01(e)(iii)      - Processing Litigation

Schedule 1.01(f)           - Map

Schedule 1.01(h)           - Certain Permitted Encumbrances - Gas Plants and
                               Pipelines

Schedule 1.01(i)(i)        - Operations and Designated Employees

Schedule 4.03              - Certain Conflicts

Schedule 4.04              - Certain Potential Non-compliance with Laws

Schedule 4.06              - Litigation Relating to Sellers

Schedule 4.07              - Environmental Matters

Schedule 4.08              - Certain Matters Relating to Plant and Equipment

Schedule 4.09              - Potential Contractual Defaults

Schedule 4.12              - Plans

Schedule 4.15              - Historical Operating and Financial Statements

Schedule 4.17              - Rate Regulated Property

Schedule 4.18              - Environmental Assessments

Schedule 4.19              - Transfers of Fee Property

Schedule 4.20              - Plant Operations

Schedule 4.21              - Historical Sales Information

Schedule 4.22              - Design Information

Schedule 6.04(b)           - Prior Operating Commitments

Schedule 14.06             - Names Authorized for Use

Exhibit A                  - Easement Agreement

Exhibit B-1                - PNM General Conveyance

Exhibit B-2                - Gathering General Conveyance

Exhibit B-3                - Processing General Conveyance

Exhibit C                  - Gas Gathering and Processing Contracts

Exhibit D                  - Operations and Balancing Agreements

Exhibit E                  - Gas Purchase  Option

Exhibit F                  - Gas Storage Option

Exhibit G                  - Communications Rights Letter

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

          This Purchase and Sale Agreement, dated as of February 12, 1994 (the "Signing Date"), is by and among Public Service Company of New Mexico, a New Mexico corporation ("PNM"), Sunterra Gas Gathering Company, a New Mexico corporation and a wholly owned subsidiary of PNM ("Gathering Company"), and Sunterra Gas Processing Company, a New Mexico corporation and a wholly owned subsidiary of PNM ("Processing Company") (collectively "Sellers" and individually "Seller"), and Williams Gas Processing - Blanco Inc., a Delaware corporation ("Buyer" and together with Sellers, the "Parties," and each of Sellers and Buyer, a "Party").

                                    RECITALS
                                    --------

          WHEREAS, PNM desires to sell to Buyer the PNM Property (as hereinafter defined) which is used by PNM's operating division commonly known as the Gas Company of New Mexico ("GCNM"), Gathering Company desires to sell to Buyer the Gathering Property (as hereinafter defined) and Processing Company desires to sell to Buyer the Processing Property (as hereinafter defined), upon the terms and subject to the conditions hereinafter set forth; and

          WHEREAS, Buyer desires to purchase from PNM, Gathering Company and Processing Company, respectively, the PNM Property, the Gathering Property and the Processing Property, upon the terms and subject to the conditions hereinafter set forth; and

          WHEREAS, PNM desires to transfer to Buyer the PNM Liabilities (as hereinafter defined), Gathering Company desires to transfer to Buyer the Gathering Liabilities (as hereinafter defined) and Processing Company desires to transfer to Buyer the Processing Liabilities (as hereinafter defined), upon the terms and subject to the conditions hereinafter set forth; and

          WHEREAS, Buyer desires to assume from PNM, Gathering Company and Processing Company, respectively, the PNM Liabilities, the Gathering Liabilities and the Processing Liabilities, upon the terms and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions contained herein, the Parties agree as follows:


                           ARTICLE I.  DEFINITIONS
                                       -----------

          Section 1.01  Defined Terms.  The terms set forth below in this
                        -------------
Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

          "AAA" - as defined in Section 12.05(h).

          "Accountant" - as defined in Section 3.06.

          "Affiliate" - any person, firm, corporation or other legal entity controlling, controlled by or under common control with the party in question. A person shall be presumed to control any corporation of which he, she or it owns more than fifty percent (50%) of the voting securities or any partnership of which he, she or it is a general partner.

          "Agreement" - this Purchase and Sale Agreement and all Exhibits and Schedules hereto, all of which constitute a part of this Agreement.

          "Allocated Values" - as defined in Section 3.07.

          "Assumed Liabilities" - as defined in Section 12.04.

          "Board" - as defined in Section 14.08(b).

          "Bundled Contracts" - those PNM Contracts providing for both gathering and transmission services for third parties.

          "Business" - the Gathering Business, PNM Business and Processing Business.

          "Business Day" - any day other than Saturday, Sunday or other day on which federally chartered commercial banks in Albuquerque, New Mexico are authorized by law to close.

          "Buyer" - as defined in the preamble.

          "Buyer Financial Statements" - as defined in Section 5.07.

          "Buyer Hiring Period" - the period commencing on the first day after regulatory approval with respect to the Sale is obtained and ending on the day before the Closing Date.

          "Buyer Indemnified Loss" - as defined in Section 12.03.

          "Buyer's Qualified Plan" - as defined in Section 11.02(b).

          "Chairman" - as defined in Section 14.08(b).

          "Claim Notice" - as defined in Section 12.05(a).

          "Closing" - the closing of the Sale.

          "Closing Date" - as defined in Section 3.01.

          "Closing Time" - 12:01 a.m. Albuquerque, New Mexico time, on the Closing Date.

          "Closing Payment" - as defined in Section 3.04.

          "Code" - the Internal Revenue Code of 1986, as amended.

          "Communications Rights Letter" - a letter agreement regarding temporary use of a certain radio frequency held by PNM to be entered into by PNM and Buyer on the terms set forth in Exhibit G.

          "Confidentiality Agreement" - that certain letter agreement regarding confidentiality between Guarantor and PNM dated October 21, 1993.

          "Contracts" - the PNM Contracts, the Gathering Contracts and the Processing Contracts.

          "Defensible Title" - title that can be successfully defended against any adverse claims.

          "Designated Employees" - each Operations Employee of Sellers whose name, corresponding job description and GARP eligibility is set forth on the listing required to be provided (within sixty (60) days after the Signing Date) by Sellers to Buyer in accordance with Section 11.01, as adjusted from time to time in accordance with the provisions of Section 11.01.

          "Easement Agreement" - that certain easement agreement regarding the Retained Easements and the Joint Easements to be entered into between Sellers and Buyer, attached hereto as Exhibit A.

          "Easements" - easements, surface leases, rights-of-way, servitudes, permits and other rights to use lands owned or leased by another Person.

          "Effective Date" - April 1, 1995, provided there is no request for additional information or documentary material pursuant to Section 803.20 of the regulations promulgated under the Hart-Scott-Rodino Act. If such a request is made, then the Effective Date shall be postponed by the number of days that elapse between the date of such request and (i) 20 days following substantial compliance with such a request by all parties to whom such a request is directed, if the reviewing agency does not employ a "quick look" procedure, or (ii) 20 days following the filing of such additional information and documentary material as may be satisfactory to the reviewing agency, if a "quick look" procedure is followed.

          "Effective Time" - 12:01 a.m. Albuquerque, New Mexico time, on the Effective Date.93

          "Election Period" - as defined in Section 12.05(a).

          "Employee" - means any person who, as of the Closing Date, is a current or former employee of Sellers or their respective Affiliates.

          "Environmental Laws" - federal, state or municipal laws, rules and regulations governing, regulating or relating to pollution or the protection of the environment, including, but not limited to, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and all similar state, municipal and local laws, ordinances, rules, regulations, orders, directives, determinations and requirements each as in effect on the Signing Date for purposes of the representations given on the Signing Date and as in effect on the Closing Date for all other purposes of this Agreement.

          "Epoxy - Coated Pipe" - that certain fusion bonded epoxy - coated pipe sold to Gathering Company and/or PNM from and after approximately May, 1985 by, among others, McJunkin Corporation, Amfac Pipe & Supply, Vinson Supply Company, Consolidated Pipe & Supply, TexTube, Inc., Grant Supply Company and/or Tyler-Dawson and further described (as to the portion purchased by PNM) in Complaint No. CV-93-10572 filed in the Second Judicial District Court of Bernalillo County, New Mexico on November 24, 1993.

          "ERISA" - the Employee Retirement Income Security Act of 1974, as amended.

          "ESI Audits" - the Abbreviated Compliance Audits and Phase I Environmental Assessments prepared for PNM by Environmental Services Inc. and dated March, 1993.

          "Excluded Property Claims" - Seller's claims and causes of action of any kind whatsoever (whether absolute or contingent, inchoate or vested)
     (a) which arise from or are attributable to the PNM Retained Assets, the Gathering Retained Assets, the Processing Retained Assets, or any other assets being retained by Sellers, (b) which relate to the PNM Retained Liabilities, the Gathering Retained Liabilities or the Processing Retained Liabilities, (c) which relate to matters for which any Seller is potentially liable pursuant to Section 4.07 or Section 12.03(d) of this Agreement and which are asserted by any Seller against a third party or parties on or before the fifth anniversary of the Closing Date or (d) which otherwise relate to the Property and which are asserted by any Seller against a third party or parties on or before the second anniversary of the Closing Date.

          "Exhibit" - an exhibit to this Agreement.

          "Final Settlement Date" - as defined in Section 3.06.

          "GARP" - shall mean the Gathering GARP, PNM GARP and Processing GARP collectively.

          "GARP-Eligible Employees" - any individual who is employed by Sellers and who is identified on Schedule 1.01 (i)(i) as a participant in a GARP as
                             ---------------------
     of the Signing Date.

          "Gas" - natural gas, casinghead gas and other hydrocarbons and associated non-hydrocarbons in a gaseous state following primary separation by mechanical separators, including Plant Products.

          "Gas Gathering and Processing Contracts" - those certain gas gathering and processing contracts to be entered into between PNM, Gathering Company and Buyer, attached hereto as Exhibit C.

          "Gas Plant Property" - the machinery, equipment, fixtures, pipes, valves, fittings, vessels and other tangible personal property of every kind and nature owned by PNM or Processing Company, as applicable, and affixed to, located at or primarily used in connection with the PNM Gas Plants or the Processing Gas Plants, as applicable, including, without limitation, any compressor station owned by PNM or Processing Company as owner of a Gas Plant for compressing inlet and residue Gas from the Gas Plants, but excluding without limitation those items described on Schedules
                                                                       ---------
     1.01(d)(i) and 1.01(d)(iii) and any tangible personal property located on
     ---------------------------
     the Signing Date in the Albuquerque, New Mexico offices of Sellers.

          "Gas Plants" - the PNM Gas Plants and the Processing Gas Plants.

          "Gas Purchase Option" - a gas purchase option agreement to be entered into between PNM and Buyer on the terms set forth in Exhibit E.

          "Gas Storage Option" - a gas storage option agreement to be entered into between PNM and Buyer on the terms set forth on Exhibit F.

          "Gathering Business" - the gas gathering business and operations being conducted on the Signing Date by Gathering Company in the San Juan Basin in the State of New Mexico through the use of the Property.

          "Gathering Closing Payment" - as defined in Section 3.04.

          "Gathering Company" - as defined in the preamble.

          "Gathering Contracts" - all contracts to which Gathering Company is a party that are used in connection with the ownership and operation of the Gathering Pipelines, including, without limitation, Gas gathering contracts used in connection with such ownership or operation but excluding the Gathering Excluded Contracts.

          "Gathering Excluded Contracts" - all Gas purchase contracts to which Gathering Company is a party and the contracts listed on Schedule
                                                              --------
     1.01(b)(ii)(x).
     --------------

          "Gathering GARP" - the Sunterra Gas Gathering Company Gas Asset Retention Plan, dated effective April 1, 1993.

          "Gathering General Conveyance" - a conveyance instrument substantially in the form of Exhibit B-2.

          "Gathering Liabilities" - as defined in Section 12.04.

          "Gathering Pipelines" - collectively, the land, Easements and other real property interests described in Schedule 1.01(a)(ii), together with
                                          --------------------
     the Gas pipelines and related facilities located thereon, as in certain cases more fully depicted on the map attached hereto as Schedule 1.01(f),
                                                             ----------------
     and all pipelines of 4" diameter or less running from gas wells or abandoned gas wells to pipelines located on the land, easements and other real property interests described on Schedule 1.01(a)(ii), provided that
                                          --------------------
     Gathering Company shall retain, and there shall be excluded from the definition of Gathering Pipelines, (a) the Gas pipelines and other equipment designated as "Retained Assets" in Schedule 1.01(a)(vi) and (b)
                                                  --------------------
     subject to the Easement Agreement, either a nonexclusive right to use, or a segregated portion of, each Joint Easement containing such pipelines and other equipment, the form and extent of such retained interest in each Joint Easement to be determined by the requirements of the granting instrument (and grantor) and to be to the reasonable satisfaction of each party.

          "Gathering Property" -

     (1)  All of Gathering Company's right, title and interest in and to:

          (a)  The Gathering Pipelines;

          (b)  The Pipeline Property;

          (c)  The Gathering Contracts;

          (d)  The Gathering Transferred Vehicles;

          (e) All Governmental Licenses to the extent applicable to the Property, but not also applicable to assets being retained by Sellers, to the extent freely transferable to Buyer except for any payment of a transfer fee;

          (f)  The Property Claims; and

          (g)  The Records relating to the Gathering Property;


     including without limitation any Gathering Pipelines and Pipeline Property resulting from Required Capital Expenditures or any Optional Capital Expenditures approved by Buyer pursuant to Section 6.04(b), but excluding the Gathering Retained Assets, and

     (2)  The Software License from Gathering Company

          "Gathering Purchase Price" - as defined in Section 3.02.

          "Gathering Purchase Price Adjustment" - as defined in Section 3.04.

          "Gathering Retained Assets" -

          (a) All assets, including without limitation all accounts receivable with respect to the Gathering Property, but excluding any Plant Product imbalances or Gas imbalances for which a Purchase Price Adjustment is made, that are, or would be required to be, accrued and recognized consistent with prior practices as current assets under generally acceptable accounting principles as of the Closing Time;

          (b) Any vehicles and construction machinery located at or on the Gathering Property other than the Gathering Transferred Vehicles;

          (c) All information and materials relating to the Gathering Property that are stored in a computer or on a computer disk or tape but that are not reasonably severable from the general corporate records of any Seller; provided, however, that each Seller shall use reasonable efforts to make such information available to Buyer if such information is necessary for the conduct of the Business by Buyer;

          (d)  All Gathering Excluded Contracts;

          (e)  The Retained Easements applicable to the Gathering Property;

          (f) The regulator station and the supervisory control and data acquisition ("SCADA") controls at the Chaco compressor site on the Gathering Pipeline and associated remote transmitting unit used on the Signing Date for monitoring the San Juan Triangle, San Juan Interconnect and San Juan Compressor;

          (g) Subject to the Easement Agreement, a nonexclusive right to use (with Buyer), or a segregated portion of, the Joint Easements and any pipeline and equipment in the Joint Easements that are not designated as Gathering Property in Schedule 1.01 (a) (vi);
                                                   ----------------------

          (h)  All Epoxy-coated pipe in inventory;

          (i)  Those items described in Schedule 1.01(d)(ii); and
                                        --------------------

          (j)  The Excluded Property Claims attributable to Gathering Company.

          "Gathering Retained Liabilities" -

          (a) All liabilities, including without limitation all Property Expenses with respect to the Gathering Property, but excluding any Plant Product imbalances and Gas imbalances for which a Purchase Price Adjustment is made, that are, or would be required to be, accrued and recognized consistent with prior practice as current liabilities under generally accepted accounting principles as of the Closing Time;

          (b) Federal or state income tax liability with respect to the Gathering Property and the Gathering Business incurred prior to the Closing Time;

          (c) Any liability of Gathering Company for the litigation described in Schedule 1.01(e)(ii);
                  --------------------

          (d) Any indebtedness of Gathering Company under that certain Term Loan Agreement with PNM dated as of March 1, 1990, and any other indebtedness for borrowed money, and any obligations under any associated mortgage, deed of trust or security agreement securing payment thereof;

          (e) Any liability or other obligation of Gathering Company, , whether actual, contingent, known or unknown, which in any way relates to any: (i) "employee benefit plan," as such term is defined in
               Section 3 (3) of ERISA, including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA and any multiemployer plan as defined in Section 4001(a)(3) of ERISA or
               Section 414(f) of the Code (all items described in this Subsection (i) are hereinafter defined in this Agreement as "Plans"); and (ii) personnel policy, stock option plan, collective bargaining agreement (or work agreement), bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, retiree benefit plan or arrangement, fringe benefit program or practice (whether or not taxable), employee loan, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Subsection (i) above (all items described in this Subsection (ii) are hereinafter defined in this Agreement as "Benefit Program or Agreements" and the Plans and Benefit Program or Agreements are hereinafter collectively defined in this Agreement as the "Employee Benefit Plans"), to the extent such liability is not expressly made the responsibility of Buyer pursuant to Article XI. In this regard, except for those liabilities expressly made the responsibility of Buyer pursuant to Article XI, Gathering Company's liabilities shall include, but shall not be limited to, the full cost and expense of any entitlement of benefits under all Employee Benefit Plans (including benefits payable due to the Sale) which are, have been or will be sponsored, maintained or contributed to by Gathering Company for the benefit of any Employee without regard to whether claims for such benefits are received, or such benefits become payable, before or after the Closing Date. In addition, Gathering Company shall bear all liabilities or other obligations arising under or resulting from any collective bargaining agreement (or work agreement) to which it is, or was at any time, a party.

          (f) Any liability or other obligation of Gathering Company , whether actual, contingent, known or unknown, arising out of or resulting from the application to Gathering Company of any statute, rule, regulation, law or agreement regarding employment or otherwise claimed by any Employee with respect to employment by Gathering Company, except those GARP liabilities with respect to a Buyer GARP Employee that are expressly made the responsibility of Buyer pursuant to Article XI and those liabilities that are expressly made the responsibility of Buyer pursuant to Section 12.04 (c) and (d);

          (g) Any liability of Gathering Company with respect to the Gathering Retained Assets, subject to any differing contractual arrangements between the parties;

          (h)  Any liabilities set forth on Schedule 1.01(b)(ii)(y); and
                                            -----------------------

          (i) Any liabilities of Gathering Company with respect to items (a)(i) and (ii) of the Permitted Encumbrances in existence on or before the Closing Date.

          "Gathering Transferred Vehicles" - any vehicles and construction machinery specifically described on Schedule 1.01(b)(ii)(z), less
                                         -----------------------
     retirements and plus replacements pursuant to Seller's past practices, subject to Section 6.11.

          "GCNM" - as defined in the recitals.

          "General Conveyances" - the PNM General Conveyance, the Gathering General Conveyance and the Processing General Conveyance.

          "Governmental Authority" - the United States of America, any state, commonwealth, territory or possession thereof and any tribe, and any political subdivision of any of the foregoing, including, but not limited to, courts, departments, commissions, boards, bureaus, agencies or other instrumentalities.

          "Governmental Licenses" - licenses, permits, certificates of public convenience and necessity, consents and other similar licenses issued by any Governmental Authority.

          "Guarantor" - as defined in Section 5.06.

          "Guarantor Unaudited Financial Statements" - as defined in Section
     5.06.

          "Hart-Scott-Rodino Act" - the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Indemnified Party" - as defined in Section 12.05(a).

          "Indemnifying Party" - as defined in Section 12.05(a).

          "Indemnity Notice" - as defined in Section 12.05(d).

          "Interim Period" - the time period, if any, between the Effective Time and the Closing Time.

          "Interim Period Compensation" - $9,637.00 per day, to be allocated among the PNM Property, the Gathering Property and the Processing Property in proportion to the relative sizes of the unadjusted PNM Purchase Price, the Unadjusted Gathering Purchase Price and the Unadjusted Processing Purchase Price.

          "Joint Easements" - those Easements used by both Pipelines or other equipment included in the Property and Pipelines or other equipment being retained by any Seller which are listed on Schedule 1.01(a)(v), Schedule
                                                -----------------------------
     1.01(a)(vi), or Schedule 1.01(a)(vii).
     -------------------------------------

          "Listed Plans" - as defined in Section 4.12.

          "Losses" - any and all actual and direct (but not consequential) claims, liabilities, losses, costs (including court costs), expenses and damages, wherever arising or incurred (including, without limitation, amounts paid in settlement and reasonable attorneys' fees and disbursements), exceeding individually $10,000 (individually, a "Loss").

          "Material Adverse Effect" - (a) with respect to the Property or the Business, any adverse effect on the Property or the Business, taken as a whole, and (b) with respect to Buyer, any adverse effect on the business, financial condition, operations or assets of Buyer, taken as a whole, which, in the case of both (a) and (b) above, exceeds $10,000,000 for purposes of determining whether conditions to Closing have been satisfied, or exceeds $25,000 for all other purposes under this Agreement; provided that the term "Material Adverse Effect" shall not in either case include the effects of changes in general economic, industry or market conditions or changes in law or regulatory policy.

          "Material Contracts" - those Contracts that (a) individually provide for annual revenues or expenditures of or by any Seller in excess of $50,000, (b) provide third party insurance or indemnity in connection with the acquisition, installation, construction, operation, repair, or removal of real property, equipment or facilities, or (c) contain covenants restricting any Seller's ability to (i) compete with any Person or (ii) engage in any line of business.

          "NMPUC" - New Mexico Public Utility Commission.

          "Operations and Balancing Agreements" - those certain operations and balancing agreements to be entered into between PNM, Gathering Company and Buyer, attached hereto as Exhibit D.

          "Operations Employee" - each of the one hundred and sixty-seven (167) employees of Sellers whose name is listed on Schedule 1.01 (i)(i), of which
                                                  --------------------
     one hundred and thirty-two (132) employees are identified as GARP-Eligible Employees on such schedule.

          "Optional Capital Expenditures" - any capital expenditures to be made after the Signing Date for improvements or additions to the Property (but not maintenance or repair of existing Property or replacement of damaged or malfunctioning Property with equivalent new Property) individually costing in excess of $25,000.00, other than Required Capital Expenditures.

          "Parties" - as defined in the preamble.

          "Party" - as defined in the preamble.

          "Permitted Encumbrances" - shall include:

          (a)  With respect to the Gas Plants and the Pipelines:

               (i) Liens for property and similar taxes not yet due or, if due, being contested in good faith by appropriate proceedings;

               (ii) Materialmen's, mechanics' and other similar liens or charges arising in the ordinary course of business for obligations not yet due or, if due, being contested in good faith by appropriate proceedings;

               (iii) Required Governmental Licenses customarily obtained after the Closing, including without limitation consents or new licenses from the granting Governmental Authorities necessary for the transfer of Easements;

               (iv) Other required consents to assignment for which written consents are obtained from the appropriate Persons prior to the Closing Date;

               (v) Rights reserved to or vested in any Governmental Authority to control or regulate any of the Pipelines or the Gas Plants in any manner;

               (vi)   Liens arising under the Contracts and the Excluded
                      Contracts;

               (vii) The terms and conditions of the Contracts, and of any wellhead Gas purchase contracts in effect on the Signing Date, binding on any Seller and relating to the ownership or operation of any of the Pipelines or the Gas Plants, as applicable;

               (viii) Liens created pursuant to the Oil and Gas Products Lien
                      Act, N.M. Stat. Ann. (S)(S) 48-9-1 et seq. (1987);
                                                         -------

               (ix) Liens securing indebtedness for borrowed money that are released at or prior to Closing;

               (x) Any title defect which prevents any Seller from conveying title to any part of the Property and which is waived by Buyer in writing; and

               (xi)   Those matters listed on Schedule 1.01(h).
                                              ----------------

          (b)  With respect to the Pipelines only:

               (i) Easements that do not interfere with the use of the Pipelines for pipeline purposes.

          "Person" - any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government (or agency or political subdivision thereof, including any Governmental Authority).

          "Pipeline Property" - the buildings, structures, fixtures, stations, compressors, facilities, improvements, equipment, appurtenances and other tangible personal property of every kind and nature owned by PNM or Gathering Company, as applicable, and located at the Pipelines or primarily used in connection with the PNM Pipelines or the Gathering Pipelines, or the PNM Business or the Gathering Business, as applicable, but excluding without limitation those items described on Schedules 1.01(d)(i) and
                                                 ------------------------
     1.01(d)(ii) and any tangible personal property located on the Signing Date
     -----------
     in the Albuquerque, New Mexico offices of Sellers.

          "Pipelines" - the PNM Pipelines and the Gathering Pipelines. Any individual part of the Pipelines is referred to hereinafter as a "Pipeline."

          "Plant Products" - liquids and liquefiable hydrocarbons and non-hydrocarbons recovered from Gas processed in the Gas Plants.

          "PNM" - as defined in the preamble.

          "PNM Business" - the gas gathering and processing business and operations being conducted on the Signing Date by PNM in the San Juan and Permian Basins in the State of New Mexico through the use of the Property.

          "PNM Closing Payment" - as defined in Section 3.04.

          "PNM Contracts" - the contracts listed on Schedule 1.01(b)(i)(w),
                                                    ----------------------
     provided, however, that PNM Contracts shall include only those portions of the Bundled Contracts listed on Schedule 1.01(b)(i)(w) that relate to gathering Gas upstream from
               ----------------------
     the Gas Plants.

          "PNM GARP" - the Public Service Company of New Mexico Gas Asset Retention Plan, dated effective April 1, 1993.

          "PNM Gas Plants" - collectively, the land, Easements and other real property interests described on Schedule 1.01(a)(iii), together with the
                                     ---------------------
     gas processing plants located thereon, as in certain cases more fully depicted on the map attached hereto as Schedule 1.01(f), provided that PNM
                                            ----------------
     shall retain, and there shall be excluded from the definition of PNM Gas Plants, (a) the Gas plants and other equipment designated as "Retained Assets" in Schedule 1.01(a)(v) and (b) subject to the Easement Agreement,
                -------------------
     either a nonexclusive right to use, or a segregated portion of, each Joint Easement containing such Gas plants and other equipment, the form and content of such retained interest in each Joint Easement to be determined by the requirements of the granting instrument (and grantor), and to be to the reasonable satisfaction of each party.

          "PNM General Conveyance" - an instrument of conveyance and assumption substantially in the form of Exhibit B-1.

          "PNM Liabilities" - as defined in Section 12.04.

          "PNM Pipelines" - collectively, the land, Easements and other real property interests described in Schedule 1.01(a)(i), together with the Gas
                                     -------------------
     pipelines and related facilities located thereon, as in certain cases more fully depicted on the map attached hereto as Schedule 1.01(f), and all
                                                  ----------------
     pipelines of 4" diameter or less running from gas wells or abandoned gas wells to pipelines located on the land, Easements and other real property interests described in Schedule 1.01(a)(i), provided PNM shall retain, and
                            -------------------
     there shall be excluded from the definition of PNM Pipelines, (a) the Gas pipelines and other equipment designated as "Retained Assets" in Schedule
                                                                      --------
     1.01(a)(v) and (b) subject to the Easement Agreement, either a nonexclusive
     ----------
     right to use, or a segregated portion of, each Joint Easement containing such pipelines and other equipment, the form and content of such retained interest in each Joint Easement to be determined by the requirements of the granting instrument (and grantor), and to be to the reasonable satisfaction of each party.

          "PNM Property" -

     (1)  All of PNM's right, title and interest in and to:

          (a)  The PNM Pipelines;

          (b)  The Pipeline Property;

          (c)  the PNM Gas Plants;

          (d)  the Gas Plant Property;

          (e)  The PNM Contracts;

          (f)  The PNM Transferred Vehicles;

          (g) All Governmental Licenses to the extent applicable to the Property, but not also applicable to assets being retained by Sellers, to the extent freely transferable to Buyer except for any payment of a transfer fee;

          (h) The flow end devices, remote transmitting units, and transmitter equipment supplied by PNM pursuant to Section 6.12;

          (i)  The Property Claims; and

          (j)  The Records relating to the PNM Property;

          including without limitation any PNM Pipelines, PNM Gas Plants, Pipeline Property and Gas Plant Property resulting from Required Capital Expenditures or Optional Capital Expenditures approved by Buyer pursuant to
     Section 6.04(b), but excluding the PNM Retained Assets, and

     (2)  The Software License from PNM.

          "PNM Purchase Price" - as defined in Section 3.02.

          "PNM Purchase Price Adjustment" - as defined in Section 3.04.

          "PNM Retained Assets" -

          (a) All assets, including without limitation, all accounts receivable with respect to the PNM Property, but excluding any Plant Product imbalances or Gas imbalances for which a Purchase Price Adjustment is made, that are, or would be required to be, accrued and recognized consistent with prior practices as current assets under generally accepted accounting principles as of the Closing Time;

          (b) Any vehicles and construction machinery located at or on the PNM Property other than the PNM Transferred Vehicles;

          (c) All information and materials related to the PNM Property that are stored in a computer or on a computer disk or tape but that are not reasonably severable from the general corporate records of any Seller; provided, however, that each Seller shall use reasonable efforts to make such information available to Buyer if such information is necessary for the conduct of the Business by Buyer;

          (d) Those portions of the Bundled Contracts that relate to the transmission of Gas downstream from the Gas Plants;

          (e) Any rights against producers as a result of such producers' underdeliveries of Gas gathered under the Bundled Contracts and any rights against El Paso Natural Gas Company or Transwestern Pipeline Company as a result of PNM's overdeliveries from the PNM Pipelines to El Paso's or Transwestern's pipeline, as applicable;

          (f)  All natural gas odorizer units located on the Property;

          (g) The communications tower and electrical control center at the Gas Plant at Kutz, including related test equipment, A/C power meters and telephone interface;

          (h) The controls for the SCADA system for the Amine Gas Plant that are located in PNM's dispatch office for the area, including without limitation the Baker/BJ Software Measurement and Control System;

          (i) The SCADA system remote transmitting units and transducers at 4" National, TW Antelope, EPNG Antelope, Avalon Plant, Amine Plant, Dagger Draw Compressor, Cunningham Junction and elsewhere in Lea and Eddy counties, New Mexico.

          (j) The SCADA system remote transmitting units and transducers at the Dogie and Blanco Compressor sites;

          (k) The T-1 telephone circuit that terminates in the telephone equipment room in the operations building at the Gas Plant at Kutz and associated cables;

          (l)  The Retained Easements applicable to the PNM Property;

          (m) Subject to the Easement Agreement, nonexclusive right to use (with Buyer), or a segregated portion of, the Joint Easements and any pipelines and equipment in the Joint Easements that are not designated as PNM Property in Schedule 1.01(a)(v);
                                             -------------------

          (n)  All Epoxy-coated pipe in inventory;

          (o) The obsolete gas processing plant presently stored at the Huerfano compressor site and the four mercury meter houses currently stored at the West Kutz Compressor Station;

          (p)  The Dogie Campsite property described on Schedule 1.01(c);
                                                        ----------------

          (q)  Those items described in Schedule 1.01(d)(i); and
                                        -------------------


          (r)  The Excluded Property Claims attributable to PNM.

          "PNM Retained Liabilities" -

          (a) All liabilities including without limitation all Property Expenses with respect to the PNM Property but excluding Plant Product imbalances or Gas imbalances for which a Purchase Price Adjustment is made, that are, or would be required to be, accrued and recognized consistent with past practices as current liabilities under generally accepted accounting principles, as of the Closing Time;

          (b) Federal or state income tax liability of PNM with respect to the PNM Property and the PNM Business incurred prior to the Closing Time;

          (c)  Any liability of PNM for the litigation described in Schedule
                                                                    --------
               1.01(e)(i);
               ----------

          (d) Any indebtedness of PNM under that certain Indenture of Mortgage and Deed of Trust with The Bank of New York (formerly Irving Trust Company) as Trustee, dated as of June 1, 1947, as supplemented and amended to date, and any other indebtedness for borrowed money, and any obligations under any associated mortgage, deed of trust or security agreement securing payment thereof;

          (e) Any liability or other obligation of PNM or its Affiliates, whether actual, contingent, known or unknown, which in any way relates to any Employee Benefit Plans to the extent such liability is not expressly made the responsibility of Buyer pursuant to Article XI. In this regard, except for those liabilities expressly made the responsibility of Buyer pursuant to Article XI, PNM's liabilities shall include, but shall not be limited to, the full cost and expense of any entitlement of benefits under all Employee Benefit Plans (including benefits payable due to the Sale) which are, have been or will be sponsored, maintained or contributed to by PNM or its

               Affiliates for the benefit of any Employee without regard to whether claims for such benefits are received, or such benefits become payable, before or after the Closing Date. In addition, PNM shall bear all liabilities or other obligations arising under or resulting from any collective bargaining agreement (or work agreement) to which it (or its Affiliates) is or was at any time a party.

          (f) Any liability or other obligation of PNM or its Affiliates, whether actual, contingent, known or unknown, arising out of or resulting from the application to PNM or its Affiliates of any statute, rule, regulation, law or agreement regarding employment or otherwise claimed by any Employee with respect to employment by PNM or its Affiliates, except those GARP liabilities with respect to a Buyer GARP Employee that are expressly made the responsibility of Buyer pursuant to Article XI and those liabilities that are expressly made the responsibility of Buyer pursuant to Section 12.04(c) and (d);

          (g) Any obligations to producers as a result of such producers' overdeliveries of Gas gathered under the Bundled Contracts and any obligations to El Paso Natural Gas Company or Transwestern Pipeline Company as a result of PNM's underdeliveries from the PNM Pipelines to El Paso's or Transwestern's pipeline, as applicable;

          (h) Any liability of PNM with respect to the PNM Retained Assets, subject to any differing contractual arrangements between the parties;

          (i)  Any liabilities set forth on Schedule 1.01(b)(i)(y); and
                                            ----------------------

          (j) Any liabilities of PNM with respect to items (a)(i) and (ii) of the Permitted Encumbrances in existence on or before the Closing Date.

          "PNM Transferred Vehicles" - any vehicles and construction machinery specifically described on Schedule 1.01(b)(i)(z), less retirements and plus
                               ----------------------
     replacements pursuant to Sellers' past practices, subject to Section 6.11.

          "PNM Unaudited Financial Statements" - as defined in Section 4.15.

          "Preliminary Settlement Statement" - as defined in Section 3.04.

          "Processing Business" - the gas processing business and operations being conducted on the Signing Date by Processing Company in the San Juan Basin in the State of New Mexico through the use of the Property.

          "Processing Closing Payment" - as defined in Section 3.04.

          "Processing Company" - as defined in the preamble.

          "Processing Contracts" - all contracts to which Processing Company is a party that are used in connection with the ownership and operation of the Processing Gas Plants, including, without limitation, Gas processing contracts used in connection with such ownership or operation but excluding the Processing Excluded Contracts.

          "Processing Excluded Contracts" - all contracts listed on Schedule
                                                                    --------
     1.01(b)(iii)(x).
     ---------------

          "Processing GARP" - the Sunterra Gas Processing Company Gas Asset Retention Plan, dated effective April 1, 1993.

          "Processing Gas Plants" - collectively, the land, Easements and other real property interests described on Schedule 1.01(a)(iv), together with
                                          --------------------
     the gas processing plants located thereon, as in certain cases more fully depicted on the map attached hereto as Schedule 1.01(f), provided that
                                            ----------------
     Processing shall retain, and there shall be excluded from the definition of Processing Gas Plants, (a) the Gas plants and other equipment designated as "Retained Assets" in Schedule 1.01(a)(vii) and (b) subject to the Easement
                          ---------------------
     Agreement, either a nonexclusive right to use, or a segregated portion of, each Joint Easement containing such Gas plants and other equipment,, the form and content of such retained in each Joint Interest Easement to be determined by the requirements of the granting instrument (and grantor), and to be to the reasonable satisfaction of each party.

          "Processing General Conveyance" - an instrument of conveyance and assumption substantially in the form of Exhibit B-3.

          "Processing Liabilities" - as defined in Section 12.04.

          "Processing Property" -

     (1)  All of Processing Company's right, title and interest in and to:

          (a)  The Processing Gas Plants;

          (b)  The Gas Plant Property;

          (c)  The Processing Contracts;

          (d)  The Processing Transferred Vehicles;

          (e) All Governmental Licenses to the extent applicable to the Property, but not also applicable to assets being retained by Sellers, to the extent freely transferable to Buyer except for any payment of a transfer fee;

          (f)  The Property Claims; and

          (g)  The Records relating to the Processing Property;

          including without limitation any Processing Gas Plants and Gas Plant Property resulting from Required Capital Expenditures or any Optional Capital Expenditures approved by Buyer pursuant to Section 6.04(b) but excluding the Processing Retained Assets, and

     (2)  The Software License from Processing Company

          "Processing Purchase Price" - as defined in Section 3.02.

          "Processing Purchase Price Adjustment" - as defined in Section 3.04.

          "Processing Retained Assets" -

          (a) All assets, including without limitation all accounts receivable with respect to the Processing Property, but excluding any Plant Products imbalances or Gas imbalances for which a Purchase Price Adjustment is made, that are, or would be required to be, accrued and recognized consistent with prior practices as current assets under generally accepted accounting principles as of the Closing Time.

          (b) Any vehicles and construction machinery located at or on the Processing Property other than the Processing Transferred Vehicles;

          (c) All information and materials relating to the Processing Property that are stored in a computer or on a computer disk or tape but that are not reasonably severable from the general corporate records of any Seller; provided, however, that each Seller shall use reasonable efforts to make such information available to Buyer if such information is necessary for the conduct of the Business by Buyer;

          (d)  All Processing Excluded Contracts;

          (e)  The Retained Easements applicable to the Processing Property;

          (f) Subject to the Easement Agreement, a nonexclusive right to use (with Buyer), or a segregated portion of, the Joint Easements and any pipelines and equipment in the Joint Easements that are not designated as Processing Property in Schedule 1.01(a)(vii);
                                                    ---------------------

          (g)  Those items described on Schedule 1.01(d)(iii); and
                                        ---------------------

          (h)  The Excluded Property Claims attributable to Processing.

          "Processing Retained Liabilities" -

          (a) All liabilities including without limitation Property Expenses with respect to the Processing Property but excluding Plant Product imbalances or Gas imbalances for which a Purchase Price Adjustment is made, that are, or would be required to be, accrued and recognized consistent with past practices as current liabilities under generally accepted accounting principles, as of the Closing Time;

          (b) Federal or state income tax liability of Processing Company with respect to the Processing Property and the Processing Business incurred prior to the Closing Time;

          (c) Any liability of Processing Company for the litigation described in Schedule 1.01(e)(iii);
                  ---------------------

          (d) Any indebtedness of Processing Company under that certain Term Loan Agreement with PNM dated January 4, 1990, and any other indebtedness for borrowed money, and any obligations under any associated mortgage, deed of trust or security agreement securing payment thereof;

          (e) Any liability or other obligation of Processing Company, whether actual, contingent, known or unknown, which in any way relates to any Employee Benefit Plans to the extent such liability is not expressly made the responsibility of Buyer pursuant to Article
               XI. In this regard, except for those liabilities expressly made, the responsibility of Buyer pursuant to Article XI, Processing Company's liabilities shall include, but shall not be limited to, the full cost and expense of any entitlement of benefits under all Employee Benefit Plans (including benefits payable due to the Sale) which are, have been or will be sponsored, maintained or contributed to by Processing Company for the benefit of any Employee without regard to whether claims for such benefits are received, or such benefits become payable, before or after the Closing Date. In addition, Processing Company shall bear all liabilities or other obligations arising under or resulting from any collective bargaining agreement (or work agreement) to which it is, or was at any time, a party.

          (f) Any liability or other obligation of Processing Company, whether actual, contingent, known or unknown, arising out of or resulting from the application to Processing Company of any statute, rule, regulation, law or agreement regarding employment or otherwise claimed by any Employee with respect to employment by Processing Company, except those GARP liabilities with respect to a Buyer GARP Employee that are expressly made the responsibility of Buyer pursuant to Article XI and those liabilities that are expressly made the responsibility of Buyer pursuant to Section 12.04(c) and
               (d);

          (g) Any liability of Processing Company with respect to the Processing Retained Assets, subject to any differing contractual arrangements between the parties;

          (h)  Any liabilities set forth on Schedule 1.01(b)(iii)(y); and
                                            ------------------------

          (i)  Any liabilities of Processing Company with respect to items
               (a)(i) and (ii) of the Permitted Encumbrances in existence on or before the Closing Date.

          "Processing Transferred Vehicles" - any vehicles and construction machinery specifically described on Schedule 1.01(b)(iii)(z), less
                                         ------------------------
     retirements and plus replacements pursuant to Sellers' past practices, subject to Section 6.11.

          "Property" - the PNM Property, the Gathering Property and the Processing Property.

          "Property Claims" - Sellers' claims and causes of action of any kind whatsoever (whether absolute or contingent, inchoate or vested) against parties other than Buyer, any Seller or any of their Affiliates, and arising from or attributable to the Property on or prior to the Closing Date, provided that Sellers shall retain, and there shall be excluded from the definition of Property Claims, the Excluded Property Claims.

          "Property Expenses" - all direct operating expenses and capital expenditures arising in the ordinary course of business with respect to the PNM Property, the Gathering Property or the Processing Property, as applicable, but excluding without limitation Required Capital Expenditures, Optional Capital Expenditures and the costs of purchasing Gas to which Sellers take or have taken title in the PNM Pipelines or the Gathering Pipelines.

          "Purchase Price" - as defined in Section 3.02.

          "Purchase Price Adjustments" - as defined in Section 3.05.

          "Records" - all existing financial, operating, accounting, tax, business, marketing and other files, documents, instruments, papers, books, ledgers and records relating to the PNM Property, the Gathering Property or the Processing Property, as applicable (to the extent the same are reasonably severable from the relevant Seller's corporate records), but excluding (a) work product of Sellers' legal counsel, (b) documents relating to the negotiation and consummation of the transactions contemplated by this Agreement, (c) computer software and (d) documents whose disclosure or transfer is prohibited or restricted by third party agreement, unless the necessary consent of the third party or parties has been obtained.

          "Related Instruments" - the General Conveyances, the Gas Gathering and Processing Contracts, the Operations and Balancing Agreements, the Gas Purchase Option, the Gas Storage Option, the Easement Agreement, the Communications Rights Letter and any other documents as may be necessary to effect the transactions contemplated by this Agreement.

          "Representatives" - the Affiliates of a Person and its and their directors, officers, employees, agents and advisors.

          "Required Capital Expenditures" - any capital expenditure to be made after the Signing Date for improvements or additions to the Property (but not maintenance or repair of existing Property or replacement of damaged or malfunctioning Property with equivalent new Property) individually costing in excess of $25,000 that is required by (a) any Governmental Authority, but excluding any Retained Liabilities, or (b) the terms of any contract or agreement as in effect on the Signing Date by which any Seller is bound.

          "Restricted Records" - any Records that are subject to any transfer restriction. If any Restricted Records may be transferred to Buyer upon the payment of a fee or the satisfaction of another condition, and Buyer pays such fee or satisfies such condition, such Records shall cease to be Restricted Records.

          "Retained Easements" - irrevocable, non-exclusive easements in, on, over and under the Gas Plants and Pipelines for the benefit of Sellers and any affiliates of Sellers, their successors and assigns, for access to and for the use, operation, construction, maintenance, repair, modification and replacement of various PNM Retained Assets, Gathering Retained Assets and Processing Retained Assets, and other assets of Sellers, and the furnishing of utilities for such assets, as further described in the General Conveyances and subject to the terms of the Easement Agreement.

          "Retained Employee Hiring Deadline" - the date that is sixty (60) days after the Signing Date.

          "Retained Liabilities" - collectively, the PNM Retained Liabilities, the Gathering Retained Liabilities and the Processing Retained Liabilities (individually, a "Retained Liability").

          "Rules" - as defined in Section 14.08(a).

          "Sale" - the sale of the Property pursuant to this Agreement and the other transactions contemplated hereby, but expressly excluding any resale or transfer of the Property proposed by Buyer.

          "Seller" - as defined in the preamble.

          "Seller Indemnified Loss" - as defined in Section 12.04.

          "Sellers" - as defined in the preamble.

          "Schedule" - a schedule to this Agreement.

          "Settlement Report" - as defined in Section 3.05.

          "Signing Date" - as defined in the preamble.

          "Software Licenses" - nonexclusive, nontransferable, royalty-free licenses issued by each respective Seller to Buyer for use of all software owned by each respective Seller and used in the operation of the Property, including without limitation the "Gas Information Management System".

          "Spot Price" - the index price for San Juan Basin deliveries or Permian Basin deliveries, as applicable, into El Paso Natural Gas Company as reported in the first issue of Inside FERC Gas Market Report for the month in which the Closing occurs;provided, however, if such publication shall no longer report such price, then an equivalent index price in such other publication as the Parties may agree to substitute therefor. The San Juan Basin index price shall be applicable to Gas overdeliveries and underdeliveries with respect to Pipelines located in San Juan, Rio Arriba and Sandoval Counties, New Mexico and the Permian Basin index price shall be applicable to Gas overdeliveries and underdeliveries with respect to Pipelines located in Eddy and Lea Counties, New Mexico.

          "Third-Party Claim" - as defined in Section 12.05(a).

          "Unadjusted Gathering Purchase Price" - as defined in Section 3.02.

          "Unadjusted PNM Purchase Price" - as defined in Section 3.02.

          "Unadjusted Processing Purchase Price" - as defined in Section 3.02.

          "Unadjusted Purchase Price" - as defined in Section 3.02.

          "Union" - Oil, Chemical and Atomic Workers' Union, AFL-CIO Local
     2-953.

          "WARN" - Worker Adjustment and Retraining Notification Act.


                         ARTICLE II.  PURCHASE AND SALE
                                      -----------------

          Section 2.01  Purchase and Sale of Property.  Subject to the terms and
                        -----------------------------
conditions of this Agreement, at the Closing PNM, Gathering Company and Processing Company, respectively, shall sell, transfer and convey to Buyer, and Buyer shall purchase from PNM, Gathering Company and Processing Company, respectively, all of (a) the PNM Property, (b) the Gathering Property and (c) the Processing Property.

          Section 2.02  Assumption of Liabilities.  Subject to the terms and
                        -------------------------
conditions of this Agreement, at the Closing Buyer shall assume from PNM, Gathering Company and Processing Company, respectively, and pay, perform and discharge, as applicable, the PNM Liabilities, the Gathering Liabilities and the Processing Liabilities on the terms set forth in Article XII, provided that PNM, Gathering Company and Processing Company, respectively, shall retain the PNM Retained Liabilities, the Gathering Retained Liabilities and the Processing Retained Liabilities.

          Section 2.03  Revisions to Property Descriptions.  Sellers and Buyer
                        ----------------------------------
recognize and agree that Schedule 1.01, Parts (i) through (vii) may not
                         --------------------------------------
correctly identify all Easements and other real property interests constituting a part of the Gas Plants and the Pipelines, and the Parties agree to cooperate with each other to prepare, supplement and amend such schedule in order to have a complete and accurate description of such Easements and other real property interests before the Closing. Any additions of new Easements and other real property interests not presently described on Schedule 1.01, Parts (i) through
                                             --------------
(vii), or shown on Schedule 1.01(f), shall be acceptable to each Party in its
                   ----------------
sole discretion.


                     ARTICLE III.  CLOSING; PURCHASE PRICE
                                   -----------------------

          Section 3.01  Closing Date.  Unless Buyer and Seller shall otherwise
                        ------------
agree, the Closing shall take place at the offices of Sellers in Albuquerque, New Mexico thirty days after the date upon which the conditions referred to in Articles VIII and IX have been satisfied (the "Closing Date"), or such earlier date as the parties may agree, provided that the Closing shall not occur after August 1, 1995 unless Buyer and Seller otherwise agree in writing or Buyer with prior written notice to Sellers shall at its option extend such deadline by a period not to exceed 90 days.

          Section 3.02  Purchase Price.  The aggregate purchase price to be paid
                        --------------
by Buyer for the Property shall be One Hundred Fifty-five Million Dollars, ($155,000,000.00) (the "Unadjusted Purchase Price"), as adjusted pursuant to
Section 3.05 (the "Purchase Price"). On the Closing Date, upon the terms and subject to the conditions of this Agreement, Buyer shall pay by wire transfer of immediately available funds a sum equal to the PNM Closing Payment (as hereinafter defined) to the account of PNM, Account No. 191537670 at First Security Bank of New Mexico, ABA Routing Number 107000275, a sum equal to the Gathering Closing Payment (as hereinafter defined) to the account of Gathering Company, Account No. 191520961 at First Security Bank of New Mexico, ABA Routing Number 107000275, and a sum equal to the Processing Closing Payment (as hereinafter defined) to the account of Processing Company, Account No. 191569482 at First Security Bank of New Mexico, ABA Routing No. 107000275 (or such other account and bank as may be designated by any such Seller to Buyer at least two business days prior to the Closing Date).

          Section 3.03  Determination of Individual Unadjusted Purchase Prices.
                        ------------------------------------------------------
Between the Signing Date and thirty days prior to Sellers' proposed filing of proceedings before the NMPUC under Section 6.02, Buyer and Sellers shall agree upon an allocation of the Unadjusted Purchase Price among the PNM Property, the Gathering Property and the Processing Property (such allocated portions being referred to herein as the "Unadjusted PNM Purchase Price", the "Unadjusted Gathering Purchase Price" and the "Unadjusted Processing Purchase Price", respectively).

          Section 3.04  Determination of Closing Payment.  Not later than 10
                        --------------------------------
days prior to the Closing Date, Sellers shall prepare (with input from and consultation with Buyer) and deliver to Buyer a preliminary settlement statement ("Preliminary Settlement Statement"), using the best information available to Sellers, estimating the amounts of the Purchase Price Adjustments (as hereinafter defined). The net amount shown on the Preliminary Settlement Statement with respect to PNM shall be added to or subtracted from the Unadjusted PNM Purchase Price, and the total shall constitute the amount of cash to be paid by Buyer to PNM at the Closing (the "PNM Closing Payment"), the net amount shown on the Preliminary Settlement Statement with respect to Gathering Company shall be added to or subtracted from the Unadjusted Gathering Purchase Price, and the total shall constitute the amount of cash to be paid by Buyer to Gathering Company at the Closing (the "Gathering Closing Payment") and, the net amount shown on the Preliminary Settlement Statement with respect to Processing Company shall be added to or subtracted from the Unadjusted Processing Purchase Price, and the total shall constitute the amount of cash to be paid by Buyer to Processing Company at the Closing (the "Processing Closing Payment" and, collectively with the PNM Closing Payment and the Gathering Closing Payment, the "Closing Payment").

          Section 3.05  Adjustments to the Purchase Price.  As soon as
                        ---------------------------------
practicable, and in any event within 90 days following the Closing Date, Sellers shall prepare (with input from and consultation with Buyer) and deliver to Buyer a final settlement statement (the "Settlement Report") setting forth with respect to the Unadjusted PNM Purchase Price, the Unadjusted Gathering Purchase Price and the Unadjusted Processing Purchase Price, respectively:

          (a) Upward adjustments in such unadjusted purchase price equal to the sum of, with respect to the PNM Property, the Gathering Property or the Processing Property, as applicable:

               (i) The amount of any Optional Capital Expenditures approved by Buyer pursuant to Section 6.04 and the amount of any Required Capital Expenditures, in each case as incurred by the relevant Seller through the ownership or operation of the relevant Property from the Signing Date through the Closing Date;

               (ii) The net aggregate value, if any, at the Closing Time of producers' underdeliveries of Gas gathered under the Gathering Contracts, or the PNM Contracts other than the Bundled Contracts, as applicable, plus the net aggregate value, if any, of overdeliveries by the Gathering Pipelines or the PNM Pipelines, as applicable, to Northwest Pipeline Corporation's or Williams Gas Processing Company's pipelines, with overdeliveries and underdeliveries valued at the applicable Spot Price; and

              (iii) The net aggregate value, if any, at the Closing Time of
                    Plant Products imbalances owed to the relevant Seller by third parties as a result of sales by those third parties in excess of the shares to which they were entitled, with the imbalance for each Plant Product valued at the respective Mt. Belvieu OPIS NON TET average price at Closing for each component, net of transportation and fractionation charges.

          (b) Downward adjustments in such unadjusted purchase prices equal to the sum of, with respect to the PNM Property, the Gathering Property or the Processing Property, as applicable:

               (i) The Interim Period Compensation accruing with respect to the relevant Property for each day, if any, of the Interim Period;

               (ii) The net aggregate value, if any, at the Closing Time of producers' overdeliveries of Gas gathered under the Gathering Contracts, or the PNM Contracts other than the Bundled Contracts, as applicable, plus the net aggregate value, if any, of underdeliveries by the Gathering Pipelines or the PNM Pipelines, as applicable, to Northwest Pipeline Corporation's or William's Processing Company's pipelines, with overdeliveries and underdeliveries valued at the applicable Spot Price;

              (iii) The net aggregate value, if any, at the Closing Time of
                    Plant Products imbalances owed to third parties by the relevant Seller as a result of sales by the Seller in excess of the share to which it was entitled, with the imbalance for each Plant Product valued at the respective Mt. Belvieu OPIS NON TET average price at Closing for each component, net of transportation and fractionation charges;and


               (iv) The original purchase cost of all Epoxy-Coated Pipe retained by Sellers as PNM Retained Assets, Gathering Retained Assets or Processing Retained Assets.

(the net amount of such upward and downward adjustments being known as, respectively, the "PNM Purchase Price Adjustment," the "Gathering Purchase Price Adjustment" and the "Processing Purchase Price Adjustment" and, collectively, the "Purchase Price Adjustments").

          Section 3.06  Final Settlement.  Buyer shall have the right for 90
                        ----------------
days after receipt of the Settlement Report to audit and take exception to the Purchase Price Adjustments listed by Sellers in the Settlement Report. The Settlement Report shall become final and binding on the Parties on the 90th day following the delivery thereof to Buyer except as to any item for which Buyer provides Sellers with written notice of Buyer's objection thereto prior to such date. After the 90th day, either Buyer or Sellers may require that Arthur Andersen or such other nationally recognized independent accounting firm as may be selected by mutual agreement of Buyer and Sellers (the "Accountant") review the Settlement Report and finally determine the actual amounts of the disputed portions of the Purchase Price Adjustments, if any. The fees and expenses of the Accountant relating to such review and procedures shall be shared one-half by Buyer and one-half by Sellers. The Accountant's determination shall be made within 30 days after the date that the Accountant receives the Settlement Report, and such determination shall be final and binding on Buyer and Sellers. Within 30 days after the earlier of (a) the expiration of the 90-day response period without written objection by Buyer, (b) the date on which Buyer and Sellers have agreed in writing on the amount of any Purchase Price Adjustment or
(c) the date on which the Accountant finally determines the disputed portion of the Purchase Price Adjustments (the earlier such date being referred to herein as the "Final Settlement Date"), (i) Buyer shall pay to the relevant Seller the amount by which the PNM Unadjusted Purchase Price as adjusted by the PNM Purchase Price Adjustment (the "PNM Purchase Price") exceeds the PNM Closing Payment, the Gathering Unadjusted Purchase Price, as adjusted by the

Gathering Purchase Price Adjustment (the "Gathering Purchase Price") exceeds the Gathering Closing Payment and/or the Processing Unadjusted Purchase Price, as adjusted by the Processing Purchase Price Adjustment (the "Processing Purchase Price") exceeds the Processing Closing Payment, as applicable, or (ii) the relevant Seller shall pay to Buyer the amount by which the PNM Closing Payment exceeds the PNM Purchase Price, the Gathering Closing Payment exceeds the Gathering Purchase Price and/or the Processing Closing Payment exceeds the Processing Purchase Price, as applicable.

          Section 3.07  Allocation of Purchase Price.  Promptly after the Final
                        ----------------------------
Settlement Date, Buyer and Sellers shall seek to reach an agreement upon the allocation of the PNM Purchase Price among the assets constituting the PNM Property an allocation of the Gathering Purchase Price among the assets constituting the Gathering Property and an allocation of the Processing Purchase Price among the assets constituting the Processing Property (the "Allocated Values"). If Buyer and Sellers are not able to agree on the Allocated Values within 60 days after the Final Settlement Date, either Buyer or Sellers may require that the disputed Allocated Values be determined by the Accountant. The Accountant's determination shall be made within 30 days after the disputed Allocated Values are submitted to the Accountant, and such determination shall be final and binding on Buyer and Sellers. Buyer and Sellers agree that they will not take positions inconsistent with the Allocated Values in tax returns, notices to Governmental Authorities or other documents relating to the transactions contemplated by this Agreement.


                     ARTICLE IV.  SELLERS' REPRESENTATIONS
                                  ------------------------

          Each Seller hereby individually and severally represents and warrants to Buyer, as to itself and its own Property and operations only, that:

          Section 4.01  Organization; Authority.  Such Seller is a corporation
                        -----------------------
duly organized, validly existing and in good standing under the laws of the State of New Mexico and has full corporate power and authority to execute and deliver this Agreement, to conduct its business as presently conducted and to perform its obligations under this Agreement. In the case of PNM, such Seller is also qualified to do business as a foreign corporation in and is in good standing in Arizona.

          Section 4.02  Corporate Authority and Approval.  Such Seller has all
                        --------------------------------
requisite corporate power and authority to execute and deliver this Agreement and the Related Instruments to which such Seller is a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it. The execution and delivery by such Seller of this Agreement and the Related Instruments to which such Seller is a party, the performance by such Seller of all the terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite corporate action on the part of such Seller. This Agreement constitutes, and each of the Related Instruments to which such Seller is a party, when executed by each such Seller and Buyer, as applicable, will constitute, the valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          Section 4.03  No Violation.  Except as set forth in Schedule 4.03,
                        ------------                          -------------
this Agreement and the execution and delivery hereof by such Seller do not, and the fulfillment of and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not:

          (a) Violate or conflict with any provision of the certificate of incorporation or bylaws, each as amended to date, of such Seller;

          (b) Violate or conflict with or require any consent, authorization or approval under any provision of any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to or binding upon such Seller (except the approval of the NMPUC and the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Act);

          (c) Result in a breach of, constitute a default or violation under (whether with notice or lapse of time or both) or require any consent, authorization or approval under any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which such Seller is a party or by which any of its properties or assets is bound; or

          (d) Result in the creation or imposition of any lien, charge, security interest or other encumbrance upon the PNM Property, the Gathering Property or the Processing Property, as applicable,

which violation, conflict, breach, default, absence of consent, lien, charge, security interest or other encumbrance with respect to the matters specified in clauses (a) through (d) of this Section 4.03 would have a Material Adverse Effect with respect to the Property.

          Section 4.04  Compliance with Laws and Regulations.  Except as set
                        ------------------------------------
forth in Schedule 4.04, and except with respect to any Environmental Laws (which
         -------------
are addressed in Section 4.07), to the knowledge of such Seller, such Seller's ownership and operation of its respective Property is in compliance with all applicable laws, regulations, orders, judgments or decrees of any Governmental Authority having jurisdiction over the Property; provided, however, that no Seller makes any representation or warranty as to compliance by such Seller with the Natural Gas Act, the Natural Gas Policy Act of 1978, the Natural Gas Wellhead

Decontrol Act of 1991, the Pipeline Safety Act of 1992 and the Pipeline Safety Reauthorization Act of 1988 other than the representation and warranty that such Seller has followed customary practices of major reputable Gas purchasers, gatherers and processors with respect to compliance with regulations and orders issued under such acts as in effect at the time of such compliance, where failure to follow such practices would have a Material Adverse Effect with respect to the Property.

          Section 4.05  Taxes.  All taxes, assessments and charges by
                        -----
Governmental Authorities which are due and payable by such Seller with respect to the PNM Property and the PNM Business, the Gathering Property and the Gathering Business or the Processing Property and the Processing Business, as applicable, have been paid, other than those taxes, assessments and charges by Governmental Authorities being contested in good faith for which adequate provisions have been made.

          Section 4.06  Litigation.  Except as set forth on Schedule 4.06 there
                        ----------                          -------------
is no action, suit, or proceeding pending or, to the knowledge of such Seller (including its in-house legal counsel) threatened against such Seller (i) which could reasonably be expected to materially hinder such Seller's ability to consummate the transactions contemplated by this Agreement or, (ii) which specifically concerns the Property and Business or the Sale and would, if adversely determined, have a Material Adverse Effect with respect to the Property or the Business.

          Section 4.07  Environmental.  Such Seller:
                        -------------

          (a) Has operated the PNM Property, the Gathering Property or the Processing Property, as applicable, in compliance in all respects with all applicable Environmental Laws, except such violations as would not have a Material Adverse Effect with respect to the Property;

          (b) Has obtained all Governmental Licenses which are required under any Environmental Law applicable to the PNM Property, the Gathering Property or the Processing Property, as applicable, except to the extent that the failure to obtain any such Governmental License would not have a Material Adverse Effect with respect to the Property;

          (c) Has not received written notice from any Governmental Authority of any unresolved violation of or pending or threatened action, suit, inquiry, proceeding or investigation relating to any Environmental Law applicable to the PNM Property, the Gathering Property or the Processing Property, as applicable, which unresolved violation or investigation would have a Material Adverse Effect with respect to the Property; and

          (d) Has not received written notice from any Governmental Authority of any legally required environmental removal, remediation or clean-up obligation with respect to the Property or the Business that would have a Material Adverse Effect on the Property;

other than matters, circumstances or conditions described in the documents listed on Schedule 4.07. No Seller makes any representation or warranty about
          -------------
any compliance, or failure to comply, with any Environmental Law except as set forth in this Section 4.07.

          Section 4.08  Gas Plant Property and Pipeline Property.  Except as
                        ----------------------------------------
disclosed on Schedule 4.08, the Gas Plant Property and the Pipeline Property
             -------------
have been maintained in reasonable operating condition and repair and are adequate to perform normal operations consistent with such Seller's recent practices, including without limitation normal operations at the pressures required under the Gas Gathering and Processing Contracts and/or under any of the Contracts, ordinary wear and tear excluded, except where the failure to maintain would not have a Material Adverse Effect with respect to the Property.

          Section 4.09  Contracts.  Sellers have provided Buyer with complete
                        ---------
copies of the Material Contracts and all amendments thereto. Except as otherwise disclosed on Schedule 4.09 the Material Contracts are in full force
                       -------------
and effect. No third party to any Material Contract has prepaid more than 30 days in advance any amounts due thereunder. Such Seller has not waived its remedies for default by, or expressly waived any other rights against, a third party under any Material Contract. Such Seller has made all payments due thereunder, if any, except those being contested in good faith, and has performed all of its material obligations under such Material Contracts, except for such failures to make payments or perform obligations which would not have a Material Adverse Effect with respect to the Property. Except as otherwise disclosed on Schedule 4.09, there are, to the knowledge of Sellers, no written
             -------------
proposals or threats by third parties to cancel, revise or fail to renew any Material Contract or fail to renew, cancel or revise any Easement.

          Section 4.10  Title to Property.  As to PNM and Processing Company,
                        -----------------
such Seller has or on the Closing Date will have Defensible Title to the portions of the Gas Plants owned by such Seller in fee, and sufficient title for the purposes for which such property is used by such Seller to the portions of such Seller's Gas Plants consisting of easements, rights-of-way and similar real property interests, in each case free and clear of all mortgages, liens, charges, security interests, or other encumbrances except Permitted Encumbrances. As to PNM and Gathering Company, to the knowledge of such Seller no adverse title claims are pending or threatened with respect to any portion of the PNM Pipelines or the Gathering Pipelines, respectively, except as set forth in Schedule 4.06, and such Seller owns its rights in the same free and clear of
   -------------
all mortgages, liens, charges, security interests or other encumbrances except Permitted Encumbrances, provided that Sellers make no representation under this
Section 4.10 with respect to any Easements designated as "Abandoned" on Schedule
                                                                        --------
1.01(a)(i) or Schedule 1.01(a)(ii).
- ----------    ---------------------

          Section 4.11  Holding Company; Investment Company.  Such Seller is not
                        -----------------------------------
a "holding company," or a "subsidiary company" of a "holding company," or an affiliate of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. Such Seller is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


          Section 4.12  Employee Benefits.
                        -----------------

          (a)  Part 1 of Schedule 4.12 hereto lists all plans of such Seller
                         -------------
               which are "employee benefit plans" within the meaning of Section 3(3) of ERISA and that are applicable to Designated Employees (the "Listed Plans").

          (b)  Part 2 of Schedule 4.12 lists each written stock option plan,
                         -------------
               collective bargaining agreement, bonus plan, incentive award plan, severance pay plan or agreement, deferred compensation agreement, executive compensation or supplemental income agreement, employment agreement and other written agreement or plan in effect with respect to the employment of any Designated Employee by such Seller on the Signing Date (the "Other Employee Plans").

          (c) Such Seller has delivered, as applicable, true and correct copies of all of the Listed Plans, the Other Employee Plans, and related trust documents, including any amendments thereto and any relevant summary plan descriptions. There has also been furnished to Buyer, with respect to each of the Listed Plans, and, as applicable, Other Employee Plans required to file such report, the most recent report on Form 5500.

          Section 4.13  National Labor Relations Act, as Amended.  To the
                        -----------------------------------------
knowledge of such Seller, such Seller has complied in all material respects with all material requirements and provisions of all collective bargaining agreements or work agreements including, but not limited to, those requirements and provisions regarding any change of control provision, including, but not limited to, any notice requirement of said provisions.

          Section 4.14  Employment Law Compliance.  To the knowledge of such
                        -------------------------
Seller, such Seller has complied in all material respects with all laws relating to employment of the Designated Employees, including, without limitation, those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity, payment and withholding of taxes, the Immigration Reform and Control Act, the Workers Adjustment and Retraining Act, the Occupational Safety and Health Act, the Drug Free Workplace Act, the National Labor Relations Act, as amended, and ERISA.

          Section 4.15  Historical Operating Data and Financial Statements.  To
                        --------------------------------------------------
the knowledge of such Seller, all historical operating data and financial information identified on Schedule 4.15 and delivered in writing to Buyer was
                          -------------
accurate in all material respects as of the date provided. The interim financial statements of PNM, consisting of the unaudited balance sheet and the three months and nine months related statement of income and cash flow and the notes thereto (the "PNM Unaudited Financial Statements"), as at September 30, 1993 are unaudited but, subject to normal year-end adjustments, (i) have been prepared in accordance with generally accepted accounting principles consistently applied and consistent with PNM's past practices and (ii) fairly present the financial position of PNM as of the date indicated and the results of operations and changes in the financial position of PNM for the period then ended. PNM has delivered to Buyer true and correct copies of the PNM Unaudited Financial Statements.

          Section 4.16  No Third Party Options.  There are no existing
                        ----------------------
agreements, options, commitments, or rights with or to any person to acquire any of such Seller's assets, properties or rights included in the Property.

          Section 4.17  FERC Regulation.  Except as set forth on Schedule 4.17,
                        ---------------                          -------------
none of the Property is certificated under Section 7(c) of the Natural Gas Act, and none of the Property is now subject to rate regulation or a filed tariff under Sections 4 or 5 of the Natural Gas Act.

          Section 4.18  Environmental Assessments.  Except as set forth on
                        -------------------------
Schedule 4.18, and except with respect to the Retained Liabilities, no written
- -------------
environmental assessment of the Property has been prepared by a third party on behalf of such Seller within the 5-year period preceding the Signing Date.

          Section 4.19  Deeds.  Such Seller has provided Buyer full and complete
                        -----
copies of all deeds under which such Seller holds fee title to any real property that is a part of the Property. Except as set forth on Schedule 4.19, and
                                                        -------------
subject to the Permitted Encumbrances, such Seller has not transferred any right, title or interest in any such fee property.

          Section 4.20  Plant Operations.  To the knowledge of such Seller, the
                        ----------------
information set forth on Schedule 4.20 with respect to composite field gas
                         -------------
composition at the Gas Plant inlets, operating efficiencies, recovery factors and throughput accurately reflects in all material respects such Seller's past experience with respect to the Gas Plants described.

          Section 4.21  Historical Sales Information.  To the knowledge of such
                        ----------------------------
Seller, the historical sales information set forth on Schedule 4.21 accurately
                                                      -------------
reflects in all material respects such Seller's past experience with respect to the Property.

          Section 4.22  Design Information.  To the knowledge of such Seller,
                        ------------------
the information set forth on Schedule 4.22 regarding pipeline MAOP and other
                             -------------
facilities design specifications is accurate in all material respects.

          Section 4.23  SCADA System.  Subject to Buyer obtaining any necessary
                        ------------
permits, licenses to use any necessary software and the right to use one or more radio frequencies from the Federal Communications Commission, the Perkin-Elmer SCADA System connected to the Pipeline Property, Pipelines and Gas Plants in San Juan and Rio Arriba Counties, New Mexico and transferred to Buyer hereunder is capable of providing information from the Pipeline Property, Pipelines and Gas Plants consistent with such Seller's operations as of the Signing Date.

          Section 4.24  Cathodic Protection.  The cathodic protection systems
                        -------------------
transferred to Buyer hereunder or for which Buyer and one or more Sellers shall be entitled to joint use will protect the Pipelines and Gas Plants to at least the same extent that Sellers' cathodic protection protected the Pipelines and Gas Plants immediately prior to the Closing Date and is capable of meeting or exceeding the performance specifications required by the U.S. Department of Transportation regulations (currently contained in 49 C.F.R. Part 192) where those regulations so require. Buyer and Sellers shall agree upon satisfactory joint use arrangements for those portions of the cathodic protection system that presently provide service jointly to the Pipelines and Gas Plants and facilities Sellers are retaining.

          Section 4.25  Gathering and Processing Contracts.  The Contracts
                        ----------------------------------
include all contracts under which any Seller is providing gas gathering and/or processing services, other than contracts between Sellers.


                     ARTICLE V.  BUYER'S REPRESENTATIONS
                                 -----------------------

          Buyer represents and warrants to Sellers that:

          Section 5.01  Organization; Authority.  Buyer is a corporation duly
                        -----------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is qualified to do business as a foreign corporation in and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business makes such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect with respect to Buyer.

          Section 5.02  Corporate Authority and Approval.  Buyer has all
                        --------------------------------
requisite corporate power and authority to execute and deliver this Agreement and the Related Instruments to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it. The execution and delivery by Buyer of this Agreement and the Related Instruments to which Buyer is a party, the performance by Buyer of all the terms and conditions hereof and thereof to be performed by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite corporate action on the part of Buyer. This Agreement constitutes, and each of the Related Instruments to which Buyer is a party, when executed by each Seller and Buyer, as applicable, will constitute, the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          Section 5.03  No Violation.  This Agreement and the execution and
                        ------------
delivery hereof by Buyer do not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not:

          (a) Violate or conflict with any provision of the certificate of incorporation or bylaws, each as amended to date, of Buyer;

          (b) Violate or conflict with or require any consent, authorization or approval under any provision of any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to or binding upon Buyer (except the approval of the NMPUC and the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Act); or

          (c) Result in a breach of, constitute a default or violation under (whether with notice or lapse of time or both) or require any consent, authorization or approval under any mortgage, contract, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Buyer is a party or by which any of its properties or assets is bound, which violation, conflict, breach, default, absence of consent, lien, charge, security interest or other encumbrance with respect to matters specified in clauses (a) through (c) of this Section 5.03 would have a Material Adverse Effect with respect to Buyer.

          Section 5.04  Litigation.  There is no action, suit or proceeding,
                        ----------
pending or, to the knowledge of Buyer (including its in-house legal counsel), threatened against Buyer which would have a Material Adverse Effect with respect to Buyer or would materially hinder Buyer's ability to consummate the transactions contemplated by this Agreement and to assume the Assumed Liabilities.

          Section 5.05  Funds Available.  Buyer has, or will have on and after
                        ---------------
the Closing Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Closing Payment and any Purchase Price Adjustment.

          Section 5.06  Financial Statements.  The interim financial statements
                        --------------------
of Williams Field Services Group, Inc. ("Guarantor"), consisting of the unaudited balance sheet and the related statement of income and cash flow and the notes thereto (the "Guarantor Unaudited Financial Statements"), as at September 30, 1993 are unaudited but, subject to normal year-end adjustments, (i) have been prepared in accordance with generally accepted accounting principles consistently applied and (ii) fairly present the financial position of Guarantor as of the date indicated and the results of operations and changes in the financial position of Guarantor for the quarter then ended. Guarantor has delivered to Sellers true and correct copies of the Guarantor Unaudited Financial Statements.

          Section 5.07  Holding Company; Investment Company.  Buyer is not a
                        -----------------------------------
"holding company," or a "subsidiary company" of a "holding company," or an affiliate of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. Buyer is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          Section 5.08  Qualification.  Buyer has, or as of the Closing Date
                        -------------
will have, all Governmental Licenses necessary or required to own and operate the Property, and to perform any obligation of any Seller under any Contract, the Gas Gathering and Processing Contracts, the Operations and Balancing Agreements, the Gas Purchase Option and the Gas Supply Option.


                       ARTICLE VI.  COVENANTS OF SELLERS
                                    --------------------

          Sellers covenant and agree with Buyer that, except as may be approved by Buyer in writing, which approval shall not be unreasonably withheld or delayed:

          Section 6.01  Hart-Scott-Rodino Act; Other Consents.  Sellers agree to
                        -------------------------------------
make as promptly as practicable all filings necessary in connection with the Hart-Scott-Rodino Act and to use all reasonable efforts to obtain and make and to assist Buyer in obtaining and making, as appropriate, (a) all necessary consents, authorizations and approvals, (b) all filings necessary for the consummation of the transactions contemplated by this Agreement, and (c) all Governmental Licenses necessary for Buyer's operation of the Property after Closing.

          Section 6.02  NMPUC Approval.  Sellers, at their sole expense, shall
                        --------------
retain all attorneys and other advisors necessary to represent Sellers before the NMPUC in connection with the Sale. Sellers agree to submit as promptly as possible all filings necessary to commence proceedings before the NMPUC for approval of the Sale and shall use their reasonable efforts to obtain such approval, provided that Sellers shall not be required to accept any proposed conditions from the NMPUC that Sellers, in their sole discretion, deem disadvantageous, relating to (a) the treatment of the proceeds of the sale of the Property, (b) the conduct of any Seller's continuing business, (c) the terms and conditions of the Related Instruments, the Sale or any future contractual arrangements between Buyer and any Seller or (d) ratemaking or other regulation by the NMPUC. Sellers shall provide Buyer with copies of any NMPUC filings (or portions thereof) regarding the Sale and an opportunity to comment on same prior to submitting the filings to the NMPUC.

          Section 6.03  Conditions to Closing.  Subject to Section 6.02, each
                        ---------------------
Seller shall use its respective reasonable efforts to satisfy the conditions to the Closing set forth in Article VIII and Article IX to be satisfied by such Seller.

          Section 6.04  Operation of the Property.  From the Signing Date to the
                        -------------------------
Closing Date:

          (a) Each Seller shall use its respective reasonable efforts to operate and maintain the PNM Property, the Gathering Property or the Processing Property, as applicable, in reasonable operating condition and repair adequate to perform normal operations consistent with such Seller's past practices; and

          (b) The appropriate Seller shall, except with respect to commitments already made prior to the Signing Date, as set forth on Schedule 6.04(b),
                                                             ----------------
     obtain Buyer's prior written approval (which approval may not, except in the case of subparagraph (i) below, be unreasonably withheld) before (i) making any Optional Capital Expenditures with respect to the PNM Property or the PNM Business, the Gathering Property or the Gathering Business or the Processing Property or the Processing Business, as applicable; (ii) voluntarily terminating, reducing the price under, or amending any third party gathering or processing contract; (iii) entering into any Material Contract binding on any of the Property, or Buyer in its capacity as owner of the Property, after the Closing Date, except for any month-to-month renewals of any existing contracts that terminate not more than one month after the Closing Date; (iv) voluntarily abandoning any Easement that constitutes part of the Property; (v) selling, transferring or otherwise disposing of any Property except in the ordinary course of business; or
     (vi) encumbering any of the Property except in the ordinary course of business and other than any encumbrances that do not materially detract from the value of the Property; and

          (c) Each Seller shall provide Buyer with advance notice of, and permit Buyer to participate in (but not control), negotiations of gathering and processing agreements applicable to the Property between the Signing Date and the Closing Date. Furthermore, Sellers authorize Buyer to contact Sellers' customers and prospective customers regarding the terms and conditions of gathering and processing agreements (and amendments, replacements, or extensions thereof) to take effect on or after the Closing Date and to negotiate and execute such agreements, provided that Sellers are given prior written notice of any such discussion, negotiation, or execution and are consulted regarding same;

provided that each Seller is expressly authorized (in its sole discretion) (A)
(i) to alter existing wellhead connections to permit producers to substitute their own pipe for pipe owned by such Seller and/or to install their own compressors and treatment facilities (provided that, unless Seller is contractually obligated on the Signing Date to permit such installation, Buyer may disapprove any proposed installation of facilities for the removal of liquid or liquefiable hydrocarbons other than conventional oil-gas separators that do not substantially alter the temperature of the Gas) and (ii) to remove and dispose of, for the applicable Seller's account, any of that Seller's Property that is no longer used as a result of such changes, (B) to alter existing piping, valves and measurement facilities at points that will become interconnections between the Property and assets retained by Seller as Seller may deem necessary or appropriate in preparation for the Sale and (C) make at its own expense any Optional Capital Expenditure proposed pursuant to Section 6.04(b)(i) but not approved by Buyer. Without the prior written approval of Buyer, Seller shall not renew or extend in bundled form any Bundled Contract that expires or terminates after the Signing Date, unless any such renewal or extension is terminable on one month's notice or less.

          Section 6.05  Access.  From the Signing Date to the Closing Date,
                        ------
Sellers shall, upon reasonable advance notice and during normal business hours, allow Buyer and its Representatives, at Buyer's sole risk and expense, and for the purpose of investigating the Property in connection with the transactions contemplated by this Agreement, to:

          (a)  Inspect and become familiar with the Property;

          (b) Subject to the right of Sellers to have their own Representatives present, consult with Sellers' attorneys, accountants, engineers and other Representatives concerning the ownership, use or operation of the Property; and

          (c)  Examine the Records.

          Section 6.06  Approvals.  Any approval of Buyer required pursuant to
                        ---------
Section 6.04 shall be deemed granted within 10 Business Days of the delivery of any Seller's written notice to Buyer requesting the same unless Buyer responds otherwise during that period. Buyer directs that all such requests should be sent to Jerry Gollnick and Craig Rich at the address and fax number set forth in
Section 15.01. Either of the foregoing named individuals shall have the authority to grant approvals hereunder on behalf of Buyer.

          Section 6.07  Deliveries at Closing.
                        ---------------------

          (a)  PNM agrees to deliver to Buyer at the Closing, executed by PNM:
     (i) the PNM General Conveyance, (ii) the Gas Gathering and Processing Contracts, (iii) the Operations and Balancing Agreements, (iv) the Gas Purchase Option, (v) the Gas Storage Option, (vi) the Easement Agreement, and (vii) the Communications Rights Letter;

          (b) Gathering Company agrees to deliver to Buyer at the Closing, executed by Gathering Company, (i) the Gathering General Conveyance, (ii) the Gas Gathering and Processing Contracts, (iii) the Operations and Balancing Agreements and (iv) the Easement Agreement; and

          (c) Processing Company agrees to deliver to Buyer at the Closing, executed by Processing Company, (i) the Processing General Conveyance and
     (ii) the Easement Agreement.

          Section 6.08  WARN Notification.  Each Seller shall provide all
                        -----------------
Designated Employees employed by it with written notification of the Sale at least 60 days prior to the Closing Date.

          Section 6.09  Additional Covenants of Sellers.  From the Signing Date
                        -------------------------------
to the Closing Date:

          (a) Each Seller shall use reasonable efforts to preserve and maintain in force all of its licenses, permits, registrations, franchises, and bonds applicable to the Property.

          (b) Each Seller shall use reasonable efforts to comply with all laws, ordinances, rules, regulations, and orders applicable to the Property, the noncompliance with which would result in a Material Adverse Effect on the Property.

          (c) No Seller shall announce or institute any material personnel changes or employee commitments or contracts for any Designated Employee or changes in Employee Benefit Plans, including granting any increase in the compensation of any Designated Employee, other than (i) changes in personnel, commitments, contracts or compensation in the ordinary course of business, consistent with past practices, (ii) changes made pursuant to successor collective bargaining agreements and (iii) any substantially uniform changes to Employee Benefit Plans applicable to a majority of the employees of PNM and its Affiliates, other than severance and change in control Employee Benefit Plans.

          (d) Each Seller shall promptly inform Buyer if, to Seller's knowledge, any of the representations and warranties in Sections 4.06, 4.07(b), 4.07(c), 4.07(d), 4.17 and 4.18 becomes materially incomplete or incorrect at any time from the Signing Date to the Closing Date because of an event or development occurring after the Signing Date or, to Seller's knowledge, the PNM Property, Gathering Property or Processing Property may have been operated after the Signing Date in a manner not in compliance in all respects with all applicable Environmental Laws, and in such Seller's reasonable opinion such potential violation may be material to the Property or Business.

          (e) Sellers shall either maintain in effect their excess liability insurance policies with respect to the Property and the Business that are in effect on the Signing Date or obtain and maintain in effect equivalent "tail coverage" for such periods (2 years or 5 years after the Closing Date, as the case may be) as Sellers may have an obligation to indemnify Buyer pursuant to Section 12.03 for third-party claims covered by such insurance. With respect to the periods set forth above, no Seller shall (other than through contract terminations in the ordinary course of business) cancel any third party indemnity rights regarding the Property or the Business to which such Seller is entitled as of the Signing Date.

          Section 6.10  Elimination of Gas Imbalances Among Sellers.  By the
                        -------------------------------------------
Closing Time, Sellers shall eliminate all net underdeliveries and overdeliveries of Gas between any Seller and any other Seller with respect to the Business or the Property.

          Section 6.11  Vehicles.  The Gathering Transferred Vehicles, PNM
                        --------
Transferred Vehicles and Processing Transferred Vehicles transferred to Buyer at Closing shall collectively include without limitation a group of 64 trucks having an average mileage of no greater than 50,000 miles. Sellers shall convert the leases on their five leased trucks used with the Property to their ownership prior to the Closing.

          Section 6.12  SCADA.  PNM shall, at its expense, replace the existing
                        -----
SCADA equipment at the Avalon Plant, the Amine Plant, the National Interconnect, and Cunningham Junction with Total Flow end devices, remote terminal units, and transmitter equipment meeting Buyer's specifications.

          Section 6.13  Certain Missing Rights-of-Way.  Each Seller, at its own
                        -----------------------------
cost and expense (other than license issuance fees paid by Buyer pursuant to Section 10.02(b)), shall use its reasonable efforts to obtain an easement, right-of-way or other equivalent real property right in respect of any property on which any pipeline that constitutes Gathering Property, PNM Property or Pipeline Property, as applicable, is situated but for which such Seller has no such property right on the Signing Date. Sellers shall by the Closing Date hold such rights for at least 98 percent of the length (in rods) of all Pipelines after excluding any Pipelines in a gathering system subject to Section 12.03(f). This requirement shall not constitute a representation as to the quality of title to any particular property interest; the only such representation is that contained in Section 4.10.


                        ARTICLE VII.  COVENANTS OF BUYER
                                      ------------------

          Buyer covenants and agrees with Sellers that, except as may be approved by PNM in writing, which approval shall not be unreasonably withheld or delayed:

          Section 7.01  Hart-Scott-Rodino Act; Other Consents.  Buyer agrees to
                        -------------------------------------
make as promptly as practicable all filings necessary in connection with the Hart-Scott-Rodino Act and to use its reasonable efforts to obtain and make and to assist each Seller, as applicable, in obtaining and making, as appropriate,
(a) all necessary consents, authorizations and approvals and (b) all filings necessary for the consummation of the transactions contemplated by this Agreement. Buyer, at its sole expense, shall retain attorneys and other advisors acceptable to Sellers in their reasonable discretion to represent Buyer and Sellers in obtaining all consents, authorizations and approvals from, and to make all filings (except the initial Hart-Scott-Rodino Act filing) with, any state or federal agency other than the NMPUC necessary to consummate the sale; provided that Sellers, at their option and expense, shall be entitled to engage additional attorneys and/or advisors to represent Sellers in connection with such approvals and filings.

          Section 7.02  NMPUC Approval.  Buyer shall use reasonable efforts to
                        --------------
assist Sellers in obtaining the required approval of the Sale by the NMPUC, shall work to resolve the concerns of any intervenors regarding post-closing operations and shall bear its own costs for such assistance and work, provided that Buyer shall not be required to accept any proposed conditions from the NMPUC that Buyer in its sole discretion deems disadvantageous (a) relating to the terms and conditions of the Related Instruments, the sale or any future contractual arrangements between Buyer and any Seller, or (b) otherwise limiting the rates or service conditions that Buyer may establish for the Property or the business Buyer will conduct following Closing, excluding general nondiscriminatory access requirements. If Buyer intends to resell any of the Property to a third party in connection with or shortly following the Closing, Buyer shall disclose such intent to the NMPUC, shall furnish to the NMPUC any information that it may reasonably require or request to evaluate the proposed resale and shall bear any costs of presenting and advocating any resale it may desire. Buyer shall provide Sellers with copies of any NMPUC filings (or portions thereof) regarding the Sale and an opportunity to comment on same prior to submitting the filings to the NMPUC.

          Section 7.03  Conditions to Closing.  Subject to Section 7.02, Buyer
                        ---------------------
shall use its reasonable efforts to satisfy the conditions to the Closing set forth in Article VIII and Article IX to be satisfied by Buyer.

          Section 7.04  Contact With Third Parties Regarding Property.  Prior to
                        ---------------------------------------------
the Closing Date, Buyer or any Representative of Buyer shall not, without the prior written consent of PNM, enter into discussions with any Governmental Authority regarding the Property or any liability or obligation that may arise from, relate to or attach to any part of the Property; provided, however, that Buyer may respond to requests and questions from any Governmental Authority after giving prior written notice to Sellers and may enter into discussions with the Federal Trade Commission and the United States Department of Justice regarding the Hart-Scott-Rodino Act filings and, if Buyer deems such discussions necessary, may enter into informal conferences with the Federal Energy Regulatory Commission regarding the operation of the Property after the Sale.

          Section 7.05  Review of Records.  Any information, data or records of
                        -----------------
any Seller, including Records, obtained and/or reviewed by Buyer or its Representatives pursuant to Section 6.05 shall be maintained confidential by such persons prior to the Closing in accordance with the restrictions on "Evaluation Material" contained in the Confidentiality Agreement. Buyer and its Representatives shall conduct any investigation made pursuant to Section 6.05 in a manner that does not unreasonably interfere with the normal operation of the Property, and shall not, prior to the Closing, conduct any environmental testing or sampling on or with respect to the Property without the prior written consent of PNM.

          Section 7.06  Deliveries at Closing.  Buyer agrees to deliver to the
                        ---------------------
applicable Sellers at the Closing, executed by Buyer: (a) the PNM General Conveyance, (b) the Gathering General Conveyance, (c) the Processing General Conveyance, (d) the Gas Gathering and Processing Contracts, (e) the Operations and Balancing Agreements, (f) the Gas Purchase Option, (g) the Gas Storage Option, (h) the Easement Agreement and (i) the Communications Rights Letter. In addition, Buyer shall deliver to each Seller at the Closing its respective portion of the Closing Payment, pursuant to the procedure provided in Section 3.02.

                  ARTICLE VIII.  BUYER'S CONDITIONS TO CLOSING
                                 -----------------------------

          Section 8.01  Conditions Precedent to Buyer's Obligations.  The
                        -------------------------------------------
obligations of Buyer to proceed with the Closing are subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, in writing by Buyer:

          (a)  Compliance.  Each Seller shall have complied in all material
               ----------
     respects with each of its covenants, agreements and obligations contained herein and each of its representations and warranties contained in Article IV hereof shall be true in all material respects on and as of the Signing Date and the Closing Date. Individual breaches of each representation or warranty containing a "Material Adverse Effect" exception shall be aggregated for purposes of determining whether the conditions to Closing with respect to that representation or warranty have been satisfied. Breaches of such representations and warranties shall be considered on an individual basis for other purposes of this Agreement.

          (b)  Officer's Certificate.  Buyer shall have received a certificate,
               ---------------------
     dated the Closing Date, of an executive officer of each Seller certifying as to the matters specified in Section 8.01(a) hereof.

          (c)  No Orders.  The Closing shall not violate any order or decree
               ---------
     with respect to the transactions contemplated by this Agreement issued by any court or governmental body having competent jurisdiction over such transactions.

          (d)  Consents.  Buyer and each Seller shall have obtained all
               --------
     consents, waivers and authorizations necessary or required to be obtained by such Party in order to consummate the Sale, except where the failure to obtain any such consent, waiver or authorization would not materially interfere with the consummation of the Sale, the applicable waiting periods provided pursuant to the Hart-Scott-Rodino Act shall have lapsed or been terminated and the NMPUC shall have approved the Sale without any conditions that Buyer, in its sole discretion, deems unacceptable (i) with respect to the terms and conditions of the Related Instruments, the Sale or any future contractual arrangements between Buyer and any Seller or (ii) otherwise limiting the rates or service conditions that Buyer may establish for the Property or the business Buyer will conduct following Closing, excluding general nondiscriminatory access requirements.

          (e)  Secretary's Certificate.  Buyer shall have received (i) a
               -----------------------
     certificate, dated the Closing Date, of the secretary or assistant secretary of each Seller attaching certified copies of its certificate of incorporation and bylaws, each as amended to date, and resolutions of its board of directors authorizing the execution, delivery and performance of this Agreement and the Related Instruments, as applicable, and authorizing all other transactions contemplated by this Agreement and (ii) an incumbency certificate of each Seller.

          (f)  Release of Liens and Mortgages.  Buyer shall have received all
               ------------------------------
     necessary releases of liens and mortgages encumbering the Property and securing (i) indebtedness of Gathering Company to PNM pursuant to Term Loan Agreement dated as of March 1, 1990, (ii) indebtedness of Processing Company to PNM pursuant to Term Loan Agreement dated January 4, 1990, (iii) indebtedness of PNM to The Bank of New York et. al. under Indenture of Mortgage and Deed of Trust dated as of June 1, 1947, or (iv) any other indebtedness for borrowed money, or any renewals, extensions, refinancings or modifications thereof.

          (g)  Additional Documents.  Buyer shall have received original copies
               --------------------
     of the following documents executed by each Seller, as appropriate: (i) the PNM General Conveyance, (ii) the Gathering General Conveyance, (iii) the Processing General Conveyance, (iv) the Gas Gathering and Processing Contracts, (v) the Operations and Balancing Agreements, (vi) the Gas Purchase Option, (viii) the Gas Storage Option, (viii) the Easement Agreement, and (ix) the Communications Rights Letter.

          (h)  Adverse Change.  Since the Signing Date, there shall have been no
               --------------
     changes in or losses to the Property or the Business, not cured by any Seller or Sellers at their option, which have had, individually or in the aggregate, a Material Adverse Effect on the Property or the Business.


                  ARTICLE IX.  SELLERS' CONDITIONS TO CLOSING
                               ------------------------------

          Section 9.01  Conditions Precedent to Sellers' Obligations.    The
                        --------------------------------------------
obligations of each Seller to proceed with the Closing are subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, in writing by any
Seller:

          (a) Compliance.  Buyer shall have complied in all material respects
              ----------
     with each of its covenants, agreements and obligations contained herein and each of its representations and warranties contained in Article V hereof shall be true in all material respects on and as of the Signing Date and the Closing Date. Individual breaches of each representation or warranty containing a "Material Adverse Effect" exception shall be aggregated for purposes of determining whether the conditions to Closing with respect to that representation or warranty have been satisfied. Breaches of such representations and warranties shall be considered on an individual basis for other purposes of this Agreement.

          (b)  Officer's Certificate.  Sellers shall have received a
               ---------------------
     certificate, dated the Closing Date, of an executive officer of Buyer certifying as to the matters specified in Section 9.01(a) hereof.

          (c)  No Orders.  The Closing shall not violate any order or decree
               ---------
     with respect to the transactions contemplated by this Agreement issued by any court or governmental body having competent jurisdiction over such transactions.

          (d)  Consents.  Buyer and each Seller shall have obtained all
               --------
     consents, waivers and authorizations necessary or required to be obtained by such Party in order to consummate the Sale, except where the failure to obtain any such consent, waiver or authorization would not materially interfere with the consummation of the Sale, the applicable waiting periods provided pursuant to the Hart-Scott-Rodino Act shall have lapsed or been terminated and the NMPUC shall have approved the Sale without any conditions that are unacceptable to any Seller, in its sole discretion, with respect to (i) the treatment of the proceeds of the Sale of the Property, (ii) the conduct of any Seller's continuing business, (iii) the terms and conditions of the Related Instruments, the Sale or any future contractual arrangements between Buyer and any Seller or (iv) ratemaking or other regulation by the NMPUC.

          (e)  Secretary's Certificate.  Sellers shall have received (i) a
               -----------------------
     certificate, dated the Closing Date, of the secretary or assistant secretary of Buyer attaching certified copies of its certificate of incorporation and bylaws, each as amended to date, and resolutions of its board of directors authorizing the execution, delivery and performance of this Agreement and the Related Instruments, as applicable, and authorizing all other transactions contemplated by this Agreement and (ii) an incumbency certificate of Buyer.

          (f)  Release of Third Party Liens.  PNM shall have received all
               ----------------------------
     necessary releases of liens and mortgages encumbering the PNM Property and securing indebtedness of PNM to The Bank of New York et. al. under Indenture of Mortgage and Deed of Trust dated as of June 1, 1947, or any renewals, extensions, refinancings or modifications thereof.

          (g) Payment of Purchase Price.  Each Seller shall have received
              -------------------------
     payment of its respective portion of the Closing Payment pursuant to
     Section 3.04.

          (h)  Additional Documents.  Sellers shall have received original
               --------------------
     copies of the following documents executed by Buyer: (i) the PNM General Conveyance, (ii) the Gathering General Conveyance, (iii) the Processing General Conveyance, (iv) the Gas Gathering and Processing Contracts, (v) the Operations and Balancing Agreements, (vi) the Gas Purchase Option,
     (vii) the Gas Storage Option, (viii) the Easement Agreement, and (ix) the Communications Rights Letter.

                               ARTICLE X.  TAXES
                                           -----

          Section 10.01  Compliance with Reporting Requirements.  If either
                         --------------------------------------
Sellers or Buyer determines that this transaction is subject to the reporting requirements of Section 1060 of the Code, Buyer and Sellers shall file a Form 8594 with the Internal Revenue Service in accordance with the allocations of the Purchase Price under Section 3.07.

          Section 10.02  Liability For Taxes.
                         -------------------

          (a) All accrued but unpaid ad valorem taxes and all other taxes with respect to the Property and Business shall be prorated on a daily basis and
     (i) Sellers shall be liable for the portion thereof which is apportioned to the period prior to the Closing Time and (ii) Buyer shall be liable for the portion thereof which is apportioned to the period beginning on and after the Closing Time. The party that receives statements for ad valorem taxes due during the tax year in which Closing occurs shall pay such taxes and, upon presentment of copies of such tax statements and appropriate evidence of payment thereof, shall be promptly reimbursed by the other party hereto for the share of such taxes payable by such other party.

          (b) Buyer shall be liable for any sales, use, gross receipts, documentary, recording, stamp, transfer or similar taxes and Government License transfer fees (including license issuance fees equivalent to transfer fees), arising from the Sale. To the extent permitted by statute, Buyer shall be responsible for remitting the amount of any such taxes to the appropriate Governmental Authority and filing any returns or reports required in connection therewith.

          (c) If Buyer receives a refund of any taxes for which any Seller is liable or any Seller receives a refund of any taxes for which Buyer is liable, the Party receiving the refund shall, within 30 days of receipt, remit such refund to the other Party.

                     ARTICLE XI.  CERTAIN EMPLOYEE MATTERS
                                  ------------------------

          Section 11.01  Hiring of Employees.
                         --------------------

          (a) From the Signing Date through one year following the Closing Date, neither Buyer nor any of its Affiliates shall offer employment to any employee of Sellers who is currently employed by Sellers at the time of the offer, other than offers on the terms set forth below to employees who are Designated Employees at the time of the offer, unless either: (i) all Sellers who employ such employee terminate such employee or such Sellers consent in writing to the employment of such employee by Buyer or any Affiliate thereof or (ii) pursuant to paragraph (b) of this Section 11.01. In addition, neither Buyer nor any of its Affiliates shall offer employment to any Designated Employee prior to the Buyer Hiring Period, unless either all Sellers who employ such Designated Employee terminate such Designated Employee or Sellers consent in writing to the employment of such Designated Employee by Buyer or any Affiliate thereof. During the Buyer Hiring Period, (i) Buyer and its Affiliates shall be free to offer employment to any person then a Designated Employee, such employment to take effect upon Closing, and (ii) Sellers shall not, without Buyer's written consent, offer employment to any Designated Employee. Subject to paragraph (e) of this
     Section 11.01, after the Closing, Buyer, Sellers, and any of their Affiliates shall be free to offer employment to any Designated Employee not previously hired under this Section 11.01.

          (b) During the sixty (60) day period commencing on the Signing Date, Sellers shall provide up to fifty-seven (57) of the Operations Employees with the opportunity to accept job positions which will require the performance of services for the Gas Company of New Mexico transmission system after Closing. On or prior to the sixtieth (60th) day following the Signing Date, Sellers shall provide Buyer with the initial listing of Designated Employees (who will initially fill the Designated Employee positions on Schedule 1.01(i)(i)), which shall consist of no more than one
                  ---------------------
     hundred and ten (110) employees (by name, by position and by GARP eligibility) of which at least twenty-eight (28) shall be employees holding positions subject to the collective bargaining agreement of Sellers; however, no more than eighty-two (82) of the one hundred and ten (110) employees shall be GARP-Eligible Employees. If any of the Designated Employees terminates employment (voluntarily or involuntarily) with Sellers for any reason whatsoever, or transfers to a position not set forth on the Designated Employee list, such employee shall be removed from the Designated Employee list. Sellers and Buyer shall follow the procedures of
     Section 11.03 in replacing such employee. If such terminated or transferred employee is replaced by (i) an Operations Employee, the selected employee shall be added to the Designated Employee list; (ii) a Contract Employee (as defined in Section 11.03), the Contract Employee shall not be added to the Designated Employee list ; or (iii) an employee of Sellers who is not an Operations Employee, such employee shall not be added to the Designated Employee list. During the period between the Signing Date and the Closing Date, the initial number of employees on the Designated Employees list (i.e., 110) will be subject to the reductions and increases provided for in this paragraph (b); however, the number of such employees shall never exceed one hundred and ten (110). Moreover, during the period beginning on the Signing Date and ending on the Closing Date, the number of employees on the Designated Employee list who are GARP Eligible Employees will be subject to the reductions and increases provided for in this paragraph (b); however, the number of GARP-Eligible Employees on such list shall never exceed eight-two (82).

          On or before the last day of the Buyer Hiring Period, Buyer shall offer (subject to the Closing) employment on terms with respect to GARP Eligible Employees that do not constitute "Constructive Termination" under the GARP to at least ninety percent (90%) of the employees who are Designated Employees on the day before Closing. The selection of such Designated Employees to whom Buyer offers employment shall be made by Buyer in its sole discretion. As promptly as possible, Buyer shall notify Sellers in writing of the conditions under which each Designated Employee has accepted or rejected employment with Buyer.

          Except as provided in the preceding paragraph, Buyer shall not be required to hire any employee of Sellers; however, if Buyer, in its discretion, decides to hire a GARP-Eligible Employee of Sellers on or before the Closing Date, Buyer shall be responsible for the GARP benefits, if any, to which such employee is entitled. In this regard, Buyer shall have the right, but not the obligation, to hire any Operations Employee who Sellers make available and who is not on the Designated Employee list during the Buyer Hiring Period, and if Buyer decides to hire any such employee, Buyer shall assume the GARP liability, if any, with respect to such employee.

          (c) Buyer hereby assumes and agrees to perform the "Company" obligations under the GARP, as required by Article VIII of the GARP, with respect to each GARP-Eligible Employee who accepts employment with Buyer as of the Closing Date (a "Buyer GARP Employee"). In this regard, Buyer shall adopt a severance pay plan for the Buyer GARP Employees that is identical to the GARP except for the changes necessary to reflect its assumption of the GARP obligations, such as changing: the term "Company: to mean the Buyer, the term "Board" to mean the Board of Directors of the Buyer, and the term "Committee" to a committee appointed by the President of the Buyer. In addition, Sellers shall retain, as a Retained Liability, the liability and responsibility to pay all amounts and benefits to which each Buyer GARP Employee hired by the Buyer is entitled to under all Employee Benefit Plans other than the GARP obligations assumed by the Buyer under this Section 11.01. If any Designated Employee rejects Buyer's offer of employment, Buyer shall identify such Designated Employee to Sellers. The relevant Seller shall terminate or continue such Designated Employee's employment and Sellers shall retain the GARP obligation, if any, with respect to such Designated Employee, as well as all other amounts and benefits to which such Designated Employee is entitled, including, but not limited to, all amounts and benefits under all Employee Benefit Plans. Before paying GARP benefits to a Buyer GARP Employee, Buyer shall obtain from such Buyer GARP Employee an executed release of all claims by such Buyer GARP Employee against Sellers substantially in the form previously provided by Buyer to Sellers, modified as Buyer and Sellers mutually agree is required by New Mexico law. Sellers agree that on and after the Signing Date, they shall not, and shall not permit any of their Affiliates to, either:(i) add any Employee to the list of GARP Eligible Employees set forth in Schedule 1.01(i)(i); or (ii) amend, modify or
                            --------------------
     terminate the GARP with respect to any GARP Eligible Employee in a manner that increases the GARP obligation with respect to that employee.

          (d) Sellers shall endeavor to assist Buyer in effecting an orderly change in employment of each employee of Sellers hired by Buyer. Upon request, Sellers shall provide Buyer with the right to interview such employee's supervisor and with information as to title, employment history, performance appraisals, if any, for the past three (3) years, and compensation level of such employee, subject to any limitations imposed by applicable law and existing policies of the applicable Seller pertaining to medical claims and records, employee assistance program records, customer records, court orders, drug testing information, or similar items except where such information must be provided to Buyer as required by law.
     Except for such disclosure as would be permissible under Section 15.10, and except for disclosure in any legal proceeding with any employee or former employee of Sellers, Buyer shall keep confidential any information that Sellers designate as confidential when supplied.

          (e) For a period of one (1) year following the Closing Date, Buyer or its Affiliates shall not hire any employee terminated by Sellers to whom Sellers paid GARP benefits in connection with the Sale, unless Buyer or its Affiliates reimburses the applicable Seller for any GARP benefits paid to such employee by such Seller. However, the preceding sentence shall only apply if, at the Closing, Sellers provide a list of such employees terminated by Sellers at the Closing and Sellers continue to update such list and provide Buyer or its Affiliates with such updated list up to and through the sixty (60) day period following the Closing. Buyer or its Affiliates shall not reimburse the relevant Seller for any GARP benefits paid to any such employee described in this paragraph (e) hired by the Buyer or its Affiliates whose name does not appear on the aforementioned list at the time Buyer or its Affiliates extends its offer of employment.

          Section 11.02  Certain Plans and Other Arrangements.  With respect to
                         ------------------------------------
medical and dental benefits, Buyer agrees that each offer of employment made to a Designated Employee will (i) include eligibility for the Designated Employee and his or her eligible dependents under a group health plan (within the meaning of Section 607(1) of ERISA) maintained by Buyer or one of its Affiliates, which plan (a) will be the same plan as is provided to similarly situated employees of Williams Field Services Group, Inc., (b) provides medical and dental benefits (in accordance with the terms of such plan) effective as of the date of such Designated Employee's employment with the Buyer or its Affiliates, (c) credits such Designated Employee, for the year during which his or her employment with Buyer or one of its Affiliates begins, with any deductibles already incurred during such year under the Sellers' group health plan and (d) waives any preexisting condition restrictions to the extent necessary to provide immediate coverage as of the date of such Designated Employee's employment with Buyer or one of its Affiliates (but only to the extent that coverage for such condition was provided under Sellers' group health plan and would be covered under Buyer's group health plan if it were not preexisting), (ii) recognize up to five (5) years of the Designated Employee's years of service for participation and vesting purposes under the Sellers' tax-qualified employee pension plans for purposes of determining participation and vesting (but not benefit accruals) under the tax-qualified employee pension plans maintained by Buyer and its Affiliates, and
(iii) recognize such Designated Employee's most recent period of continuous service with the Sellers for purposes of participation, vesting and benefit determination under the vacation policy and short-term disability plan established or maintained by Buyer and its Affiliates and in which such Designated Employee is eligible to participate with respect to each Designated Employee who accepts an offer of employment from Buyer or one of its Affiliates. Sellers will promptly provide Buyer with the information necessary to permit Buyer to credit deductibles, waive preexisting conditions and recognize years of service as provided in the preceding sentence and Buyer and Sellers will coordinate their efforts so that such Designated Employee's employment with Sellers will be terminated immediately prior to the commencement of such Designated Employee's employment with Buyer or one of its Affiliates.

          Section 11.03  Certain Preclosing Employment Matters.
                         -------------------------------------

          (a) From the Retained Employee Hiring Deadline through the Closing Date, if a vacancy occurs in a Designated Employee position that the applicable Seller, in its sole discretion, wishes to fill, the applicable Seller shall fill such vacancy in accordance with this Section 11.03(a).
     If a vacancy occurs in a position designated on Schedule 1.01(i)(i) as
                                                    --------------------
     "manager" or "supervisor," Sellers shall confer with Buyer as to whether the position should be filled or eliminated. If after conferring with Buyer, and after due consideration for the efficient operation of the Gathering, Processing and PNM Property, such Seller determines, in its sole discretion, that the vacant position must be filled, such Seller shall first, to the extent required by such Seller's company policies, attempt to fill the position internally with an Operations Employee. If such Seller's policies do not require that attempts be made to fill it internally, or if the attempts in filling the vacancy are unsuccessful, such Seller shall fill such vacancy with a Contract Employee as defined below; provided that Buyer makes available to such Seller an employee of Buyer who is reasonably suitable for such position by training, background or otherwise and is otherwise satisfactory to such Seller in its sole discretion. Such employee of Buyer shall be deemed an independent contractor of the applicable Seller for all purposes (a "Contract Employee"). If a vacancy occurs in any Designated Employee position other than one designated on
     Schedule 1.01(i)(i) as "manager" or "supervisor," such Seller may fill such
     -------------------
     vacancy with an Operations Employee.  If such vacancy is not filled by an

     Operations Employee, Sellers shall consult with Buyer and Buyer and Sellers shall use their reasonable efforts to fill such vacancy with a Contract Employee. This Section 11.03(a) shall be subject to any applicable provisions of any collective bargaining agreement to which Sellers are a party.

          Sellers shall promptly notify Buyer upon the occurrence of any vacancy described above that is to be filled by a Contract Employee. Buyer shall promptly thereafter submit to Sellers a list of proposed Contract Employees to fill such vacancy, together with information detailing the employment history and qualifications of each such proposed Contract Employee. Upon request by Sellers, Buyer shall supplement its list of proposed Contract Employees. Buyer shall make all such proposed Contract Employees available to Sellers for interviews, including the ability to interview other employees of Buyer in order that Sellers may determine whether they wish to engage a particular proposed Contract Employee. The selection of the Contract Employee to fill such vacancy shall be in the sole discretion of Sellers. Sellers may terminate their engagement of any such Contract Employee at any time, with or without cause.

          Sellers shall not be obligated to engage any Contract Employee until Buyer and Sellers have entered into a mutually agreeable contract for services (the "Services Agreement"), pursuant to which each Contract Employee shall be engaged. If requested by Sellers, each Contract Employee shall enter into a confidentiality agreement reasonably acceptable to Sellers. Sellers shall pay to Buyer for the services of any such Contract Employee the contract fee provided under the Services Agreement. Contract Employees shall not be eligible for any compensation, fringe benefits or other benefits from Sellers. Buyer shall be solely responsible for, and shall indemnify Sellers against, all taxes, compensation, and benefits relating to such Contract Employees. Each Party shall provide workers' compensation and excess employer liability coverage, to the extent required by law, with respect to its employees. To the extent it is established by clear and convincing evidence that the gross negligence or willful misconduct of a Contract Employee caused, in whole or in part, personal injury to an employee of any Seller, or damage to the property of any Seller, Buyer shall indemnify and hold harmless Sellers for their actual out-of-pocket expenses (but not punitive damages or loss of profits) caused by such injury or damage. To the extent it is established by clear and convincing evidence that the gross negligence or willful misconduct of an employee of Sellers caused, in whole or in part, personal injury to a Contract Employee of Buyer, or damage to the property of Buyer, the applicable Seller shall indemnify and hold harmless Buyer for its actual out-of-pocket expenses (but not punitive damages or loss of profits) caused by such injury or damage.

          (b) From the Signing Date through the Closing Date, up to nine employees of Buyer may observe the operations of the Property during Sellers' normal business hours at locations mutually agreeable to Sellers and Buyer. Sellers, at no cost to Buyer, shall provide such employees of Buyer with office space, reasonable business telephone service and minor office supplies. Buyer shall be solely responsible for all other costs associated with such employees of Buyer. If requested by Sellers, such employees shall execute a release of liability on terms reasonably acceptable to Sellers. All requests by such employees of Buyer for information regarding the Property or the Business shall be directed to the appropriate employees of Sellers. No employee of Buyer under this
     Section 11.03(b) shall have authority to bind Sellers or to direct the activities of employees of Sellers. All such employees of Buyer shall adhere to and comply with Sellers' rules and regulations regarding safety, security and job-site procedures.

          Section 11.04  Cooperation.  Buyer and its Affiliates shall cooperate
                         -----------
with Sellers and their Affiliates in connection with any labor disputes involving current or former employees of Sellers, including making former employees of any Seller who are hired by Buyer and documents relevant to the dispute, to the extent that they are in Buyer's control, reasonably available to Sellers, any Governmental Authority or any attorney employed or retained by any Seller. For a period of six (6) years after the Closing Date, Sellers and their Affiliates shall cooperate with Buyer and its Affiliates in connection with any claim, action, demand or proceeding against Buyer which relates to any terminations of employment of Sellers' employees hired by Buyer, any claims for severance pay asserted or related to the GARPs, discrimination claims against Buyer, and claims regarding Buyer's employee benefit plans and similar matters with respect to Buyer's employment of (or failure to employ) such employee.
Such cooperation by Sellers and their Affiliates shall include, without limitation, the furnishing of any relevant documentation or information reasonably requested by Buyer and reasonable access to any agent and/or employee of any Seller with knowledge of relevant information, including without limitation, information regarding terminations of employment of Designated Employees, the employment history of Designated Employees with the Sellers and their Affiliates, claims for severance pay or appeals of denied claims for severance pay by Designated Employees under the existing severance plans of the relevant Seller, including the GARPs, subject in all cases to any limitations imposed by applicable law and existing contracts and policies of the applicable Seller, such as without limitation its policies regarding confidentiality of employee and customer records, medical claims and records, employee assistance program records, customer records, court orders, drug testing information, or similar items except where such information must be provided to Buyer as required by law. Sellers also shall provide information reasonably requested by Buyer relating to any collective bargaining agreement. Except for such disclosure that would be permissible under Section 15.10, and except for disclosure in any legal proceeding with any employee or former employee of Buyer or Sellers, each Party shall keep confidential any information provided hereunder that the other Party designates as confidential when supplied.

      ARTICLE XII.  EXTENT AND SURVIVAL OF REPRESENTATIONS,
                    --------------------------------------
     WARRANTIES, COVENANTS AND AGREEMENTS; INDEMNIFICATION
     -----------------------------------------------------

          Section 12.01  Scope of Representations.
                         ------------------------

          (a) Except as and to the extent expressly set forth in Article IV hereof, Section 15.05 hereof, the certificates contemplated hereby and the General Conveyances, each Seller makes no, and disclaims any, representations or warranties whatsoever, whether express or implied. Each Seller disclaims all liability and responsibility for any other statement or information made or communicated (orally or in writing) to Buyer, its Affiliates, or any stockholder, officer, director, employee, agent, advisor or representative of either (including, but not limited to, any opinion, information or advice which may have been provided to any such Person by any Representative of any Seller or any other Person) wherever and however made, including, but not limited to, those statements made and that information communicated during any negotiations, in materials in any data room or in the Confidential Offering Memorandum distributed on behalf of Sellers by Morgan, Stanley & Co. and any supplements or amendments thereto.

          (b) Except as and to the extent expressly set forth in Article V hereof, Section 15.05 hereof, and the certificates contemplated hereby, Buyer makes no, and disclaims any, representations or warranties whatsoever, whether express or implied. Buyer disclaims all liability and responsibility for any other statement or information made or communicated (orally or in writing) to any Seller, its Affiliates or any stockholder, officer, director, employee, agent, advisor or representative of any such Person (including, but not limited to, any opinion, information or advice which may have been provided to any such Person by any Representative of Buyer or any other Person), wherever and however made, including, but not limited to, those statements made during any negotiations.

          (c) Any representation "to the knowledge" of any Party is limited to matters within the actual conscious awareness of the executive officers of such Party and any manager or managers of such Party who have primary responsibility for the substantive area or operations in question who report directly to such executive officers.

          Section 12.02  Survival.  The representations and warranties made by
                         --------
the Parties in Articles IV and V of this Agreement and in the certificates contemplated hereby shall survive the Closing Date (i) until the earlier of the date on which the expenditure cap in Section 12.05 (g) is reached or the fifth anniversary of the Closing Date with respect to the representations and warranties in Section 4.07, (ii) until 30 days after the expiration of the applicable statute of limitations with respect to the representations and warranties in Section 4.05, and (iii) for 2 years with respect to all other representations and warranties. The covenants of the Parties in Articles VI and VII of this Agreement shall expire on the Closing Date. Such representations, warranties and covenants shall be of no further force and effect after the date of their expiration, provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty or covenant prior to its expiration date. The remainder of this Agreement shall survive the Closing Date without time limit except as expressly provided herein.

          Section 12.03  Indemnification of Buyer.  From and after the Closing
                         ------------------------
Date, each Seller agrees individually and severally to indemnify and defend Buyer against, and hold Buyer harmless from, any Loss or Losses actually sustained by Buyer arising out of or resulting from:

          (a)  such Seller's Retained Liabilities,

          (b) any inaccuracy in or breach of any of such Seller's representations and warranties in Article IV or Section 15.05 or any of the covenants made by such Seller in Article VI or in the certificates contemplated hereby,

          (c) any noncompliance by such Seller with any bulk transfer laws that may be applicable to the transactions contemplated by this Agreement,

          (d) any claims or actions asserted by third parties (including without limitation Governmental Authorities) with respect to noncompliance of such Seller's Property with any Environmental Law, a remediation requirement for such Seller's Property under any Environmental Law, or a violation by such Seller's Property of any Environmental Law, to the extent resulting from the ownership, operation or condition of such Property on or before the Closing Date and excluding Losses relating to Retained Liabilities for which indemnity is provided in Section 12.03(a) and Losses relating to the Lee Acres Landfill described in Section 14.10(b), if any,

          (e) any claims or actions asserted by third parties (including without limitation Governmental Authorities) with respect to any matters not subject to Sections 12.03(a), 12.03(b), 12.03(c), 12.03(d), or 12.03(f)
     and not relating to the Lee Acres Landfill described in Section 14.10(b) that arise from or in connection with the ownership, operation or condition of such Seller's Property or Business on or before the Closing Date,

          (f) any claims or actions asserted by third parties (including without limitation Governmental Authorities) with respect to any Seller's failure to have property rights (other than BLM or state rights-of-way) during any period prior to Closing for any of its gathering facilities comprising part of any separate and distinct gathering system in San Juan County, New Mexico that on the Signing Date was lacking more than 3700 rods of necessary property rights in addition to any missing BLM or state rights-of-way, any such Loss or Losses being referred to herein as a "Buyer Indemnified Loss". Notwithstanding the foregoing, Buyer and Sellers shall bear equally Buyer Indemnified Losses under subsections (b), (c), and (e) above up to the amount of $1,500,000 and Sellers shall bear, and Buyer shall be indemnified for, Buyer Indemnified Losses under subsections (b), (c) and (e) above beyond $1,500,000. The indemnities in subsection (b) above shall terminate as of the termination date of the applicable representation, warranty or covenant except as to matters for which a Claim Notice or an Indemnity Notice (as defined below) has been furnished to Sellers on or before such date. The indemnities in subsections (c) and (e) above shall terminate on the second anniversary of the Closing Date except as to matters for which a Claim Notice or an Indemnity Notice has been furnished to Sellers on or before such date. The indemnities in subsection (f) above shall terminate on the third anniversary of the Closing Date except as to matters for which a Claim Notice or an Indemnity Notice has been furnished to Sellers on or before such date. The indemnities in subsection (d) above shall terminate on the earlier of the date on which the expenditure cap in Section 12.05(g) is reached or the fifth anniversary of the Closing Date except as to matters for which a Claim Notice or an Indemnity Notice has been furnished to Sellers on or before such date. The indemnities in subsection (a) above shall continue without time limit.

          Section 12.04  Indemnification of Sellers.  From and after the Closing
                         --------------------------
Date, Buyer agrees to indemnify and defend each Seller against, and hold each Seller harmless from, any Loss or Losses actually sustained by such Seller arising out of or resulting from:

          (a) any inaccuracy in or breach of any of Buyer's representations and warranties in Article V or Section 15.05 or any of the covenants made by Buyer in Article VII or in the certificates contemplated hereby,

          (b) any claims or actions asserted by third parties (including without limitation Governmental Authorities), other than claims or actions for which any Seller would be required to indemnify Buyer under Section
     12.03 at the time the Claim Notice or Indemnity Notice is given, arising from or in connection with the ownership, operation or condition of the PNM Property or the PNM Business, whether before or after the Closing Date (the "PNM Liabilities"), the ownership, operation or condition of the Gathering Property or the Gathering Business, whether before or after the Closing Date (the "Gathering Liabilities"), and/or the ownership, operation or condition of the Processing Property or the Processing Business, whether before or after the Closing Date (the "Processing Liabilities," and, collectively with the PNM Liabilities and the Gathering Liabilities, the "Assumed Liabilities"),

          (c) (i) any GARP liability with respect to any Buyer GARP Employee hired by Buyer, (ii) any claims by any Designated Employee arising from any offer of employment or failure of Buyer to offer employment to such Designated Employee, except where such offer or failure is required by the terms of this Agreement or the GARPS, (iii) any failure by Buyer to obtain a fully valid and enforceable release of claims from a Buyer GARP Employee prior to the payment of GARP benefits, as required under Section 11.01(c);

          (d) any claims by any former employee of Sellers who was employed by any Seller on or after the Signing Date (i) whom Sellers have terminated or for whom Sellers have given written consent for Buyer to consider for employment and (ii) whom Buyer interviews for employment, provided such claims relate to an offer by Buyer of employment or failure by Buyer to offer employment, any such Loss or Losses being referred to herein as a "Seller Indemnified Loss"; provided, however, that Buyer and Sellers shall bear equally Seller Indemnified Losses under subsections (a) and (b) above, other than Seller Indemnified Losses with respect to matters of the type described in Section 12.03(d), up to the amount of $1,500,000 and Buyer shall bear, and Sellers shall be indemnified for, all Seller Indemnified Losses with respect to matters of the type described in
Section 12.03(d), and other Seller Indemnified Losses under subsections (a) and
(b) above that exceed $1,500,000. The indemnities in subsection (a) above shall terminate as of the termination date of the applicable representation, warranty or covenant except as to matters for which a Claim Notice or an Indemnity Notice has been furnished to Buyer on or before such date. The indemnities in subsections (b) , (c) and (d) above shall continue without time limit.

          Section 12.05  Indemnification Procedures.  All claims for
                         --------------------------
indemnification under this Agreement shall be asserted and resolved as follows:

          (a) A Party claiming indemnification under this Agreement (an "Indemnified Party") shall, within sixty days (or such shorter time period as is required to respond to litigation or an administrative proceeding) after any executive officer of such Party, or any manager of such Party having primary responsibility for the substantive area or operations in question and who reports directly to such executive officers, obtains actual knowledge of any third-party claim or claims ("Third-Party Claim") asserted against the Indemnified Party which could give rise to a right of indemnification under this Agreement, (i) notify the Party from whom indemnification is sought (the "Indemnifying Party") and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third-Party Claim, a copy of all papers served with respect to such claim (if any), an estimate, if reasonably possible, of the amount of damages attributable to the Third-Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party against any Loss for which the Indemnified Party fails to provide a Claim Notice within the time period specified in this
     Section 12.05(a).

          Within 30 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether (and to what extent) the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article XII with respect to such Third-Party Claim and (ii) whether, if it admits its liability under this Article XII, the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third-Party Claim.

          (b) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party does not dispute its potential liability to the Indemnified Party under this Article XII and that the Indemnifying Party elects to assume the defense of the Third-Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third-Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 12.05(b). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third-Party Claim which the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third-Party Claim or any cross-complaint against any person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third-Party Claim controlled by the Indemnifying Party pursuant to this Section
     12.05 and shall bear its own costs and expenses with respect to such participation. Notwithstanding anything in this Section 12.05 to the contrary, for actions, suits or proceedings other than those subject to indemnification by Sellers pursuant to Section 12.03(d), the Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle or compromise such action, suit or proceeding or consent to the entry of any judgment unless an unconditional term of such settlement or judgment is the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such action, suit or proceeding or (ii) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments. For actions, suits and proceedings subject to indemnification by Sellers pursuant to Section 12.03(d), Sellers shall not, without the written consent of Buyer, settle or compromise such action, suit or proceeding or consent to the entry of any judgment for an amount for which Buyer would be partially liable pursuant to Section 12.05(g).

          (c) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 12.05(b), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 12.05(b) but fails to diligently and promptly respond to, prosecute or settle the Third-Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the

     Third-Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final nonappealable order of a court of competent jurisdiction or settled. The Indemnified Party shall have full control of such defense and proceedings; provided, however, that the Indemnifying Party may elect to assume the defense of the Third-Party Claim at any time prior to settlement or determination by a final nonappealable order of a court of competent jurisdiction by sending written notice to the Indemnified Party, including a statement that it admits its liability under this Article XII if it has not already done so. The Indemnified Party shall provide at least 30 days' prior written notice of any proposed settlement of the Third-Party Claim, and the Indemnified Party shall not, without the written consent of the Indemnifying Party, (i) settle or compromise any action, suit or proceeding or consent to the entry of any judgment unless an unconditional term of such settlement or judgment is the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such action, suit or proceeding or (ii) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article XII and if such dispute is resolved in favor of the Indemnifying Party by final, nonappealable order of a court of competent jurisdiction, the Indemnified Party, not the Indemnifying Party, shall bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 12.05(c) and of the Indemnifying Party's participation therein at the Indemnified Party's request.

          (d) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third-Party Claim, or knowledge of facts which could give rise to such a claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate, if reasonably possible, of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 60 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by arbitration under Section 14.08.

          (e) Payments of all amounts owing by the Indemnifying Party pursuant to Sections 12.05(b) and (c) shall be made within 30 days after the latest of (i) the settlement of the Third-Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third-Party Claim or (iii) if the Indemnifying Party disputes its liability, the date of the arbitral award with respect to the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by the Indemnifying Party pursuant to Section 12.05(d) shall be made within 30 days after the later of (x) the expiration of the 60-day Indemnity Notice period or (y) if the Indemnifying Party disputes its liability, the date of the arbitral award with respect to the Indemnifying Party's liability to the Indemnified Party under this Agreement.

          (f) Notwithstanding anything to the contrary contained elsewhere in this Article XII, no Party shall be entitled to indemnification (i) for aggregate Losses in excess of the Purchase Price or (ii) for any Losses to the extent such Party exacerbated the Losses or intentionally encouraged a third party to assert the claim resulting in such Losses, provided that the filing of reports or other documents required by law or filings to obtain permits or licenses from, and the submission of requests for public information to, Governmental Authorities in a routine manner, or requesting any Easements or other property rights required for the operation of the Property or the business Buyer will conduct, shall not be considered intentional encouragement of any resulting claim. In addition, no Party shall be entitled to duplication of remedies for the same Loss under this Agreement, any certificate contemplated by this Agreement and/or the General Conveyances.

          (g) Notwithstanding anything to the contrary contained elsewhere in this Agreement, Sellers shall not be liable for Losses not reimbursed by Sellers' third party insurance policies and incurred after the Closing Date
     (i) arising out of or resulting from claims or actions asserted by third parties (including without limitation Governmental Authorities) with respect to noncompliance of the Property with any Environmental Law, a remediation requirement for the Property under any Environmental Law, or a violation by the Property of any Environmental Law, to the extent resulting from the ownership, operation or condition of the Property on or before the Closing Date, excluding Losses relating to the Lee Acres Landfill described in Section 14.10(b) and Losses relating to Retained Liabilities, if any, and/or (ii) resulting from inaccuracies or breaches of Section 4.07, that exceed in aggregate $10,600,000. Buyer shall bear, and shall not be indemnified for, all of such costs and Losses to the extent they exceed in the aggregate $10,600,000.

          (h) In the event that Sellers and Buyer should dispute whether a third party claim for which indemnity is sought under Section 12.03(d) involves noncompliance with, a remediation requirement under, or a violation of any Environmental Law, then, prior to submitting the dispute to arbitration pursuant to Section 14.08, the Parties shall first submit the dispute to non-binding mediation. The parties shall jointly select a mutually-acceptable mediator with no relationship to either party and no interest in the matter in dispute within thirty (30) days after the Indemnifying Party's response under Section 12.05(a). If the parties cannot reach agreement within the prescribed period, the mediator shall be selected by the Phoenix, Arizona office of the American Arbitration Association ("AAA"). The mediation shall be conducted in accordance with the Commercial Mediation Rules of the American Arbitration Association. Notwithstanding such rules, either Party shall be entitled to terminate the mediation and submit the dispute to arbitration under Section
     14.08 beginning ninety (90) days after selection of the mediator if no settlement has been reached.

          Section 12.06  Insurance Proceeds.
                         ------------------

          (a) In determining the amount of any loss, liability or expense for which any Party is entitled to indemnification under this Agreement, the gross amount thereof will be reduced by any insurance proceeds actually realized by such Party; provided, however, that if such Party has been indemnified hereunder but does not actually receive such insurance proceeds until after being indemnified, such Party shall reimburse the Indemnifying Party for amounts paid to or on behalf of such Party to the extent of the insurance proceeds so received.

          (b) Following the Closing Date, if Buyer should suffer any Buyer Indemnified Loss covered by any of any Seller's insurance policies for which Buyer is entitled to indemnification under this Article XII, and Buyer wishes to make a claim against the issuer of such policy, such Seller shall use its best efforts to assist Buyer in ascertaining and establishing coverage, pursuing such claim and collecting under such policy. Such Seller, however, shall not be required to incur any costs (including attorneys' fees and demonstrable increases in insurance premiums), other than normal overhead expenses, or to forego any similar claim of its own with respect to the same occurrence, in assisting Buyer in these efforts.

          (c) Following the Closing Date, if any Seller should suffer any Seller Indemnified Loss covered by any of Buyer's insurance policies for which such Seller is entitled to indemnification under this Article XII, and such Seller wishes to make a claim against the issuer of such policy, Buyer shall use its best efforts to assist such Seller in ascertaining and establishing coverage, pursuing such claim and collecting under such policy. Buyer, however, shall not be required to incur any costs (including attorneys' fees and demonstrable increases in insurance premiums), other than normal overhead expenses, or to forego any similar claim of its own with respect to the same occurrence, in assisting such Seller in these efforts.

          (d) If both the Indemnifying Party and the Indemnified Party have insurance coverage respecting a particular Loss for which indemnification is provided pursuant to this Article XII, Buyer and Sellers agree that the insurance coverage of the Indemnifying Party will be called upon before the insurance coverage of the Indemnified Party is called upon.

          Section 12.07  Exclusivity.  The indemnification procedures specified
                         -----------
in this Article XII shall be the exclusive remedy of any Party to this Agreement for any breach of any representation or warranty in this Agreement or any covenant in Articles VI, VII and XII of this Agreement or any representation, warranty or covenant in the certificates contemplated hereby. Except for the remedies expressly provided for by the terms of this Agreement (including the Exhibits attached thereto and the Guaranty of Williams Field Services Group, Inc. and the Guaranty of PNM following the signature page of this Agreement), Sellers and Buyer each release, remise and forever discharge the other and its or their affiliates and all such Persons' stockholders, officers, directors, employees, agents, advisors and representatives from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, liabilities, interest, or causes of action whatsoever, in law or in equity, known or unknown, which such Party or Parties might now or subsequently may have, based on, relating to or arising out of this Agreement, Sellers' ownership or operation of the Property, or the condition, quality, status or nature of the Property, including, without limitation, rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages and common law right of contribution, excluding, however, existing contractual rights between Buyer and any Seller under contracts between them relating to the Property.

          Section 12.08  Indemnity Limitations.  The Parties do not believe that
                         ---------------------
the provisions of either (S)(S) 56-7-1 or 56-7-2, N.M.S.A. (1978 Comp.), are applicable to this Agreement. If an arbitrator or a court of competent jurisdiction nevertheless determines that the provisions of (S)(S) 56-7-1 or 56-7-2, N.M.S.A. (1978 Comp.), are applicable to this Agreement, then any agreement contained herein to indemnify against liability, claims, damages, losses or expenses, including attorneys' fees, for or arising out of (i) death or bodily injury to persons, (ii) damage or injury to property, (iii) any other loss, damage or expense arising under clauses (i) or (ii) hereof, or
(iv) any combination of the matters referred to in clauses (i), (ii) and (iii) hereof, shall not extend to liability, claims, damages, losses or expenses, including attorneys' fees, arising out of:

          (a) In the case that (S) 56-7-1, N.M.S.A. (1978 Comp.), is so determined to be applicable:

               (i) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by the Indemnified Party or the agents or employees of the Indemnified Party; or

               (ii) the giving of or the failure to give directions or
                    instructions by the Indemnified Party, or the agents or employees of the Indemnified Party, where such giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property; and

          (b) In the case that (S) 56-7-2, N.M.S.A. (1978 Comp.), is so determined to be applicable:

               (i) the sole or concurrent negligence of the Indemnified Party or the agents or employees of the Indemnified Party or any independent contractor who is directly responsible to the Indemnified Party; or

               (ii) any accident which occurs in operations carried on at the direction or under the supervision of the Indemnified Party or any employee or representative of the Indemnified Party or in accordance with methods and means specified by the Indemnified Party or employees or representatives of the Indemnified Party.


                           ARTICLE XIII.  TERMINATION
                                          -----------

          Section 13.01  Termination.  This Agreement and the transactions
                         -----------
contemplated by this Agreement may be terminated, at any time at or prior to the Closing Date, as follows, except as otherwise provided in Section 13.02 below:

          (a)  By mutual agreement of the Parties;

          (b) By Buyer or Sellers if the Closing shall not have occurred on or before August 1, 1995 or such later date as shall have been determined as provided in Section 3.01; provided, however, that no Party can so terminate this Agreement if the Closing has failed to occur because such Party failed to perform or observe its material agreements and covenants hereunder;

          (c) By Buyer or Sellers if any Governmental Authority shall have issued a final order, judgment or decree materially restraining, enjoining, prohibiting or invalidating the consummation of the Sale;

          (d) By Buyer or Sellers if the NMPUC affirmatively rejects the Sale, provided that the Party seeking to make use of this Section 13.01(d) shall have exhausted all rights to reargue or appeal such rejection;

          (e) By Sellers if the NMPUC requires conditions relating to (i) the treatment of the proceeds of the Sale of the Property, (ii) the conduct of any Seller's continuing business, (iii) the terms and conditions of the Related Instruments, the Sale or any future contractual arrangements between Buyer and any Seller or (iv) rate making or other regulation by the NMPUC, which conditions are unacceptable to Sellers, provided that Sellers shall have promptly filed and used reasonable efforts to pursue approval pursuant to Section 6.02 and shall have exhausted all rights to reargue or appeal such required conditions; and

          (f) By Buyer if the NMPUC requires conditions (i) relating to the terms and conditions of the Related Instruments, the Sale or any future contractual arrangements between Buyer and any Seller or (ii) otherwise limiting the rates or service conditions that Buyer may establish for the Property or the business Buyer will conduct following Closing, excluding general nondiscriminatory access requirements, which conditions are unacceptable to Buyer, provided that Buyer shall have exhausted all rights to reargue or appeal such required conditions.

, provided that, in the event of a proposed termination under (e) or (f), the terminating Party shall provide the other Party with ten days prior notice to allow time for discussion and consultation between the Parties.

          Section 13.02  Effect of Agreement Upon Termination.  If any Party
                         ------------------------------------
exercises its rights to terminate this Agreement pursuant to this Article XIII, then (a) except as expressly provided in this Section, no Party shall have any rights or obligations under this Agreement, and such termination shall be without liability to any Party to this Agreement or any stockholder or Representative of such Party; (b) if this Agreement is terminated as a result of the negligent or willful failure of Buyer to perform its obligations hereunder, Buyer shall be fully liable for any and all damages actually sustained by Sellers, provided that Buyer shall not be liable for any consequential damages sustained or incurred by Sellers, nor for any punitive damages; (c) if this Agreement is terminated as a result of the negligent or willful failure of any Seller to perform its obligations hereunder, Sellers shall be fully liable for any and all damages actually sustained or incurred by Buyer, provided that Sellers shall not be liable for any consequential damages sustained or incurred by Buyer, nor for any punitive damages; (d) the Confidentiality Agreement shall remain in full force and effect in accordance with its terms with respect to this transaction and the materials furnished to Buyer, its Representatives and any Other Recipients, as defined in the Confidentiality Agreement, until the later of (i) the expiration of the respective terms of the Confidentiality Agreement or (ii) two years from the date of termination of this Agreement.

                       ARTICLE XIV.  OTHER AGREEMENTS
                                     ----------------

          Section 14.01  Settlement of Income and Expenses Received or Paid.
                         --------------------------------------------------
After the Closing (a) Buyer shall remit to the appropriate Seller any revenues or income (whether in the form of cash or otherwise) received by Buyer which is attributable to the Property prior to the Closing (other than the Interim Period Compensation for which Buyer is credited under Section 3.05(b)(i) and any other compensation which Buyer and any Seller subsequently agree in writing is payable to Buyer); (b) each Seller shall remit to Buyer any revenues or income (whether in the form of cash or otherwise) received by such Seller which is attributable to the Property after the Closing; (c) Buyer shall pay to any Seller, after receipt of that Seller's invoice, (i) any Optional Capital Expenditures approved by Buyer pursuant to Section 6.04 and any Required Capital Expenditures that in each case are paid by such Seller and attributable to the ownership or operation of the Property after the Signing Date and which are not reflected in the Purchase Price Adjustment, and (ii) any Property Expenses paid by such Seller which are attributable to the ownership or operation of the Property after the Closing Date; and (d) the appropriate Seller shall pay to Buyer, after receipt of Buyer's invoice, any Property Expenses paid by Buyer which are attributable to the ownership or operation of the Property before the Closing Date and which are not Gas or Plant Products imbalances for which a Purchase Price Adjustment has been made. Right-of-way fees, lease payments, and other Property Expenses that are paid periodically shall be prorated between Buyer and Sellers on the same basis as ad valorem taxes are prorated under Section 10.02(a). Each Seller shall bear any accrued vacation pay payable to any employees of such Seller under such Seller's Employee Benefit Plans in connection with the termination of their employment with such Seller.

          Section 14.02  Discharge of Liabilities.  From and after the Closing
                         ------------------------
Date, Buyer shall, in accordance with its usual timely practices, fulfill, pay and discharge all obligations, responsibilities and liabilities in respect of the Assumed Liabilities.

          Section 14.03  Certain Transition Agreements.
                         -----------------------------

          (a) Sellers shall have up to forty-five (45) days following the Closing to remove the PNM Retained Assets listed as item (i) in the definition thereof and to cease use of the laboratory and chart house at the Gas Plant at Kutz. During that period, Buyer shall supply to the laboratory and chart house all utilities existing as of the Closing (whether electricity, gas, water, sanitary sewer, telephone or other) at Buyer's expense. In addition, Sellers hereby retain, for such forty-five
     (45) day period only, nonexclusive easements on and over the Properties for vehicular and pedestrian access to such PNM Retained Assets. Sellers may authorize their respective employees, agents, and invitees to utilize the easements herein retained. Each of Sellers and Buyer shall be entitled to fully use and enjoy such easements concurrently, and neither shall have a right superior to the other, provided that Sellers shall use reasonable efforts to limit interference with Buyer's use of the Property. Sellers' and Buyer's use of the easements retained under this Section 14.03(a) shall be subject to the indemnification provisions of the Easement Agreement as if such easements were Retained Easements thereunder.

          (b) Employees of any Seller occupying housing included in the Property and located at the Gas Plant at Lybrook on the Closing Date shall be entitled to continue to have exclusive use and occupancy of such housing, at no cost to such employees, for sixty (60) days after the Closing, regardless of whether such employees are offered or accept employment with Buyer. Furthermore, Buyer shall supply such housing, at Buyer's expense, with all utilities being supplied to such housing by any Seller on the Closing Date. During such 60-day period, Buyer shall be responsible for necessary repairs to the roof, foundation, outer walls, and structure of the housing, following notice of need for repair from the affected employee, but may require that any other repairs desired by any such employee be at the sole cost of the employee. Nothing in this Section shall (i) prevent Buyer from altering this Section with respect to any employee by a written lease agreement signed with such employee, (ii) give any employee any rights under this Agreement, (iii) require Buyer to permit alteration of or removal of fixtures from such housing, (iv) absolve any employee from responsibility for waste or damage to such housing that he or his licensors or invitees cause, ordinary wear and tear excepted, or (v) prevent Buyer from taking whatever action, including evicting any such employee, that Buyer deems reasonably necessary to prevent damage to Buyer's property or to ensure the peaceful enjoyment thereof by any such employee or his licensees or invitees or to protect the safety and security of any persons on Buyer's property.

          Section 14.04  Gathering For Bundled Contracts.  After the Closing,
                         -------------------------------
Buyer shall continue to provide gathering services upstream from the Gas Plants in accordance with the terms of each Bundled Contract, and PNM shall continue to provide transmission services downstream from the Gas Plants in accordance with the terms of each Bundled Contract, excluding any period when such parties are permitted to suspend performance as a result of force majeure or a third party default, for so long as each such Bundled Contract remains in effect. Buyer shall be entitled to any fees payable under each Bundled Contract for gathering services upstream from the Gas Plants and Seller shall be entitled to any fees payable under each Bundled Contract for transmission services downstream from the Gas Plants. Neither Buyer nor PNM shall voluntarily terminate or amend (other than to reflect changes in names, addresses or parties) after the Closing any portion of any Bundled Contract that has been partially assigned hereunder without the prior written consent of the other. Any assignment by Buyer or PNM of its interest in any such partially-assigned Bundled Contract shall be made expressly subject to the terms of this Section 14.04.

          Section 14.05  Delivery and Maintenance of Records.
                         -----------------------------------

          (a) As promptly as practicable, but in any case within 90 days after the Closing Date, or, with respect to Restricted Records, within 90 days after the date that such Restricted Records cease to be Restricted Records, Sellers will deliver or cause to be delivered to Buyer to a location designated by Buyer in Albuquerque, New Mexico all such Records; provided, however, that Sellers may retain:

               (i) Originals of all accounting, financial and tax Records, and all meter charts, for the Property attributable to all periods prior to the Closing Date; provided, however, that Sellers shall provide Buyer with copies of all such accounting, financial and tax Records and meter charts that Buyer may reasonably request; and

               (ii) Copies of any other Records that any Seller elects to retain.

          (b)  Until the later of (i) eight years after the Closing Date and
     (ii) two years after the expiration of any indemnification obligation of Sellers to which such Records relate, Buyer shall:

               (x) (A) Retain the Records obtained by Buyer, (B) furnish copies of such Records to such Seller upon such Seller's written request and at such Seller's sole expense and (C) make such Records available to any Seller and its Representatives upon reasonable notice and during normal business hours; provided, however, that in the event that Buyer transfers all or a portion of the Property to any third party during such period, Buyer may transfer to such third party all or a portion of the Records relating to the Property being transferred only if Buyer retains the original of such Records;

               (y) Grant any Seller or Seller's Representatives reasonable access to Buyer's Representatives on a mutually convenient basis to obtain information, in addition to the Records, with respect to the continuing obligations or rights, if any, of Sellers under this Agreement or with respect to the Property and use its reasonable efforts to cause any such Representatives to cooperate with any Seller by testifying or furnishing evidence, as applicable, at such Seller's request in any proceedings relating to the Property or such Seller's continuing obligations under this Agreement, if any; and

               (z) Provide any Seller or its Representatives with copies, at Seller's expense, of materials and information received by Buyer after the Closing relating to a claim made under
                    Article XII of this Agreement, excluding, however, attorney work product and attorney-client communications with respect to any such claim being brought by Buyer.

          Section 14.06  Names.  As promptly as practicable, but in any case
                         -----
within 60 days after the Closing Date, Buyer shall eliminate the words "Public Service Company of New Mexico," "Sunterra Gas Gathering Company," "Sunterra Gas Processing Company" and "Gas Company of New Mexico" from its properties and facilities, and, except with respect to such 60-day period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to any Seller or any of their affiliates except the names set forth on
Schedule 14.06.
- --------------

          Section 14.07  Financial Accommodations.  Promptly following the
                         ------------------------
Closing, Buyer shall obtain, or cause to be obtained in the name of Buyer, replacements for the bonds, letters of credit and guarantees posted by any Seller or any of its affiliates with any Governmental Authority and relating to any of the Property. Buyer shall bear the cost of maintaining all such bonds, letters of credit and guarantees posted by any Seller from the Closing Time until replaced as provided herein.

          Section 14.08  Arbitration.
                         -----------

          (a) Any dispute, controversy or claim arising out of or related to this Agreement, or the breach thereof, shall be exclusively and finally settled by arbitration pursuant to this Section 14.08, subject to the terms of Section 12.05(g). The arbitration proceedings shall be conducted in accordance with the terms of this Section 14.08 and the Commercial Arbitration Rules of the AAA, as modified by the AAA's, Supplementary Procedures for Large, Complex Disputes, as in effect on the date hereof (the "Rules"). Any procedural issues not determined under this Section or such Rules shall be determined by the laws of New Mexico, including without limitation the New Mexico Uniform Arbitration Act, N.M. Stat. Ann. (S) 44-7-1 et seq.

          (b)  Either Buyer or any Seller may invoke arbitration under this
     Section 14.08 at any time by serving on the other Party or Parties a written notice of arbitration, which shall specify with reasonable detail
     (1) the matter in dispute, (2) the relief requested and (3) the grounds therefor. The arbitration shall be heard and determined a board of three
     (3) arbitrators (the "Board"), each of whom shall be impartial and independent of the Parties to the dispute. The Party giving notice of the arbitration shall appoint its Party arbitrator in such notice of arbitration. The other Party shall appoint an arbitrator of its choice within twenty (20) days after its receipt of the notice of arbitration.
     The Parties shall jointly select and appoint the third arbitrator, who shall be Chairman of the Board (the "Chairman"), and shall jointly determine the fee that each arbitrator shall receive, within thirty (30) days after the notified Party's receipt of the notice of arbitration. If the Parties cannot reach agreement on a Chairman and/or fee, or if any Party fails to appoint its Party-appointed arbitrator within the prescribed period, the missing arbitrator(s) and/or fee shall be selected by the Phoenix, Arizona office of the AAA pursuant to the selection process set forth in the Rules as in effect on the date hereof, provided that all potential arbitrators submitted to the Parties must be chosen from

     AAA's Large Complex Case Panel or from a panel of the Center for Public Resources and further provided that any fee established by AAA must conform to Section 14.08(g) below. If an arbitrator should die, withdraw or otherwise become incapable of serving, a replacement shall be selected and appointed in a like manner as the original arbitrator. Any arbitrator appointed hereunder shall certify in writing that he is immediately available to conduct such arbitration. Upon consultation with the other arbitrators and the Parties, the Chairman shall, within ten (10) days after appointment, establish a schedule for discovery and set dates for the hearing. The Chairman shall preside at all hearings and executive sessions of the Board. The Chairman may authorize depositions and issue subpoenas in accordance with the New Mexico Uniform Arbitration Act. All decisions of the Board shall be by a majority of the arbitrators, unless the Parties agree otherwise.

          (c)  (i)   The arbitration proceedings shall be held in Albuquerque,
          Bernalillo County, New Mexico, at a place to be agreed upon by the Parties.

               (ii) A stenographic record of the proceedings shall be made and supplied to the Board.

               (iii) Unless the Parties agree otherwise, the Board shall require witnesses to testify under oath or affirmation.

               (iv) The Parties may offer such evidence as is relevant and material to the dispute and shall produce such additional evidence as the Board may deem necessary to the determination of the dispute.

               (v) All evidence to be considered by the Board shall be offered at the hearing and subject to cross-examination unless the Parties agree otherwise. Exhibits shall be admitted into evidence by the Board only upon the establishment of a proper foundation concerning authenticity, unless the Parties agree otherwise.

              (vi) There shall be no direct communication between any Party and any arbitrator after the third arbitrator has been appointed and the arbitrators' fee has been established except at the hearing and at joint consultations between both Parties and the arbitrators on the schedule as provided for in Section 14.08(b).

              (vii) Unless the Parties agree otherwise, the arbitration hearing (including any filing of briefs and submission of documents) shall be closed within 60 days of the appointment of the third arbitrator.

          (d) The Board shall render its award in writing within thirty (30) days following the close of the hearing. The Board shall render its award only with respect to the specific issues submitted by either party, and shall base its decision solely upon the evidence before it, applicable law and this Agreement.

          (e) Judgment upon the award may be entered and execution had or application may be made for a judicial acceptance of the award and an order of enforcement, as the case may be, in any court located in Bernalillo County, New Mexico.

          (f) The arbitration may proceed in the absence of a Party that, after due notice, fails to be present. An award shall not be made solely on the default of a Party, but the Board shall require the Party that is present to submit such available evidence as may be reasonably required for the making of an award.

          (g) The Parties shall share equally the cost of the arbitration proceedings, including the fees and expenses of the arbitrators and the cost of the stenographic record. Each arbitrator shall be paid an identical flat fee, which shall not vary, irrespective of the length of service or number of hearings, and neither the AAA nor the Board shall have any authority to authorize the payment of a fee on any other basis.

          (h) All aspects of the arbitration shall be confidential, and the Parties and arbitrators shall maintain the confidentiality of all information related to the proceedings, including but not limited to discovery, testimony and other evidence, briefs and the award, and shall not disclose the same to any third party. Upon the motion of either Party, and for good cause shown, the Board may make any order which justice requires to protect a Party from the disclosure of proprietary, privileged or confidential business information, including (1) that depositions or hearings be conducted with no one present except persons designated by the Board, and (2) that depositions, exhibits, other documents filed with the Board or transcripts of the hearing be sealed and not be disclosed except as specified by the Board. Notwithstanding the foregoing, each Party shall be entitled to disclose such information (i) to its affiliates, attorneys, financial or lending institutions, outside auditors, insurers, and entities involved in negotiation or bidding for the acquisition of a Party, its stock or assets, provided that the person or entity to which such information is disclosed is obligated to hold it confidential, (ii) as may be required by law or by regulation or order of Governmental Authority or by the rules of any stock exchange applicable to such Party or its affiliates, or as part of any Party's good faith attempt to comply with disclosure obligations under any of the same, (iii) as Seller may deem necessary or desirable to disclose to the NMPUC and (iv) as may be necessary or desirable to enforce such Party's rights hereunder.

          (i) The Board shall not distribute the stenographic record of the proceedings to the Parties unless an action as may be permitted under the Rules and the New Mexico Uniform Arbitration Act challenging the arbitration proceedings is filed no later than sixty (60) days following the issuance of the award. If no such action is timely filed, all copies of the stenographic record shall be destroyed.

          (j) ANY CHALLENGE TO ANY REQUEST FOR ARBITRATION OR ARBITRATION PROCEEDING HEREUNDER SHALL BE LITIGATED, IF AT ALL, IN AND BEFORE A STATE OR FEDERAL COURT LOCATED IN BERNALILLO COUNTY, NEW MEXICO, TO THE EXCLUSION OF THE COURTS OF ANY OTHER STATE OR COUNTY.

          (k) Any obligation to arbitrate which is established by this Section shall survive the termination or expiration of this Agreement.

          Section 14.09  Waiver.  To the maximum extent permitted by law, Buyer
                         ------
hereby waives all provisions of the New Mexico Unfair Deceptive Trade Practices Act Law, N.M. Stat. Ann. (S)(S) 57-12-1 et seq.
                                        ------

          Section 14.10  Environmental Remediation.
                         -------------------------

          (a) Sellers shall remediate or remedy the conditions described or referred to in Schedule 1.01(b)(i)(y), Schedule 1.01(b)(ii)(y) and
                    ----------------------  -----------------------
     Schedule 1.01(b)(iii)(y) to the extent required by Environmental Laws.
     ------------------------
     From the Closing Date, Buyer shall allow Sellers and their Representatives access to the Property at no cost to Sellers to conduct any environmental remediation with respect to environmental liabilities disclosed on Schedule
                                                                        --------
     1.01(b)(i)(y), Schedule 1.01(b)(ii)(y), or Schedule 1.01(b)(iii)(y) not yet
     -------------  -----------------------     ------------------------
     completed to any Seller's satisfaction on the Closing Date. Buyer shall not conduct (or have conducted on its behalf) any material remediation obligations with respect to such liabilities except as may be required by order of any Governmental Authority so long as any Seller is diligently pursuing such remediation. In addition, without limiting the generality of any other provision of this Agreement, Buyer agrees not to conduct (or have conducted on its behalf) any material remediation operations on the Property with respect to any violation of or obligation under any Environmental Law possibly attributable to the period prior to Closing without first giving Sellers notice of the remediation with reasonable detail at least 45 days' prior thereto (or such shorter period of time as shall be required by any Governmental Authority); provided that, beginning five years after the Closing Date, Buyer may begin remediation operations without so notifying Sellers with respect to any matter for which Sellers' indemnification obligations have terminated pursuant to Section 12.03.
     Each Seller shall have the option (in its sole discretion) to conduct (or have conducted on its behalf) such remediation operations. If no Seller shall have notified Buyer of its agreement to conduct such remediation operations within such specified period, then Buyer may conduct (or have conducted on its behalf) such operations. The performance by any Seller of such remediation operations shall not cause such Seller to be liable to Buyer or any third party for such violation or obligation if such Seller would not otherwise be liable under the terms of Article XII or this
     Section 14.10.

          (b) Buyer shall reimburse Sellers for forty percent (40%) of (i) any cost or expense relating to any Seller's contesting its liability or otherwise incurred by such Seller and relating to such Seller's status as a potentially responsible party for the Lee Acres Landfill located in Farmington, New Mexico as defined in the U.S. Environmental Protection Agency's Request for Information dated December 27, 1993 and (ii) any actual costs and expenses for the remediation of such landfill, but only insofar as such liability, status, costs, or expenses under (i) or (ii) arises from material from the Property or operation of the Gathering Business, Processing Business and PNM Business (such material shall hereinafter be referred to as "Property Material"). Any such liability, status, costs, or expenses of any Seller shall be rebuttably presumed to arise from Property Material except to the extent that the material concerned consists of (i) drilling fluids, in which case such material shall be rebuttably presumed not to be Property Material, or (ii) transformers or other electric utility equipment, in which case Buyer shall have no reimbursement obligation with respect thereto.

          (c) Buyer and Sellers agree that any remediation activities undertaken with respect to the Property shall be reasonable in extent and cost effective and shall not be designed or implemented in such a manner as to exceed what is required to cause a condition to be brought into compliance with Environmental Law. All remediation activities conducted by Seller under this Agreement shall be conducted to the extent reasonably possible so as not to substantially interfere with Buyer's operation of the Property including, without limitation, any shutdown of, or reduction of throughput capacity of, any Buyer-owned facility. All remediation activities conducted by Buyer with respect to the Property shall be conducted to the extent reasonably possible so as not to substantially interfere with Sellers' operation of the PNM Retained Assets, the Gathering Retained Assets and the Processing Retained Assets including, without limitation, any shutdown of, or reduction of throughput capacity of, any Seller-owned facility.

          Section 14.11  Equipment Removal.  At the option of any Seller, or
                         -----------------
upon the request of Buyer, in each case as indicated by written notice to the other within ten days after the Closing Date, Sellers shall remove any equipment or other property that Sellers shall have installed or located on the Property as a result of Optional Capital Expenditures after the Signing Date which Buyer did not approve pursuant to Section 6.04(b) or otherwise; provided, however, such removal shall be conducted to the extent possible so as not to substantially interfere with Buyer's operation of the Property, including, without limitation any shutdown or reduction of throughput capacity of any Buyer-owned facility. Sellers shall complete any removal under this Section
14.11 within 90 days after the Closing Date.

          Section 14.12  Inventory Purchase Option.  For six months after the
                         -------------------------
Closing Date, any Seller shall have the option to repurchase from Buyer any of the inventory located at the Gas Plants on the Closing Date. The purchase price will be (i) Sellers' book value at Closing, if Buyer does not order a replacement for the item purchased within 60 days thereafter or (ii)

Buyer's actual repurchase and restocking costs (including, without limitation, shipping and loading charges, but specifically excluding payments to Affiliates) if Buyer does order a replacement for the item purchased by Sellers within 60 days thereafter. During the six-month option period, Buyer shall have the right to use any of the original inventory and shall have the option to substitute replacement pieces of the same type, make, model and quality.

          Section 14.13  Use of Communications Tower.  PNM grants to Buyer,
                         ---------------------------
effective at Closing, a nonexclusive, nontransferable license to use the communications towers described as Retained Assets for the limited purpose of mounting radio, microwave or telecommunications transmitting and receiving equipment, subject to tower capacity. Any such use shall not interfere with any use of the tower then being made by PNM. Buyer's access to and use of the tower shall be subject to such reasonable restrictions as PNM may from time to time establish. Buyer agrees to indemnify and hold harmless PNM, on the terms set forth in the Easement Agreement, against all claims, liabilities, losses, costs, expenses and damages arising out of or resulting from Buyer's use of the tower. If the existing tower is removed by PNM, destroyed or rendered unusable, this license shall terminate.

          Section 14.14  T-1 Telephone Circuit.  PNM grants to Buyer, effective
                         ---------------------
at Closing, a nonexclusive, nontransferable license to use the T-1 telephone circuit that terminates in the telephone equipment room in the operations building at the Gas Plant at Kutz for the limited purpose of transmitting information to PNM. Buyer grants to PNM, effective at Closing, a right to relocate the T-1 equipment within the Gas Plant site subject to the terms and conditions set forth in the Easement Agreement. Buyer's use of the T-1 telephone circuit shall be subject to such restrictions as PNM may from time to time establish. PNM may at any time remove the T-1 telephone circuit, or suspend or terminate the license granted in this Section, by prior written notice to Buyer; provided that as long as the circuit is in place and PNM is not using all the T-1 capacity, Buyer shall have the right to use the available capacity for the purpose described above.

          Section 14.15  Sharing of Epoxy-Coated Pipe Recovery.  Buyer shall be
                         -------------------------------------
entitled to a share of any net recovery by PNM or any of its Affiliates, after deduction of costs, from any third party pursuant to any action, claim, proceeding or settlement with respect to the design, manufacture or sale to PNM or its Affiliates of Epoxy-Coated Pipe or its parts. The fraction of net proceeds to which Buyer is entitled shall be equal to the fraction calculated by dividing the linear feet of Epoxy-Coated Pipe installed prior to the Closing Date on the Property by the total linear feet of Epoxy-Coated Pipe installed prior to the Closing Date on any of PNM's or its Affiliates' property.

          Section 14.16  Consents Not Obtained.  To the extent that any Seller
                         ---------------------
is unable to obtain a third party consent to transfer any lease, Contract or other interest constituting a part of the Property and consequently does not assign, transfer or sublease such Property to Buyer, such Seller shall, at Buyer's written request delivered within a reasonable time after Closing, use its reasonable efforts to make all benefits of such non-assigned interests available to Buyer without any administrative cost to Buyer, and such Seller shall not be obligated to incur any cost or expense after the Closing Date with respect to such Property, all of which shall be for the account of Buyer.

          Section 14.17  National Labor Relations Act.  Buyer will be
                         ----------------------------
responsible for its obligations under the National Labor Relations Act, if any, with respect to the Union and any Union members that are employees of Buyer.


                     ARTICLE XV.  MISCELLANEOUS PROVISIONS
                                  ------------------------

          Section 15.01  Notices.  Any notice, communication, request,
                         -------
instruction or other document required or permitted hereunder shall be given in writing and delivered in person or sent by U.S. Mail, postage prepaid, return receipt requested, or by telex, facsimile or telecopy, to the addresses of Buyer or Sellers set forth below. Any such notice shall be effective upon receipt.

          SELLERS:
                              Public Service Company of New Mexico
                              Alvarado Square
                              Albuquerque, New Mexico 87158
                              Attention:  Ron Grossarth
                              Telephone:  (505) 848-2700
                              Fax:  (505) 848-2368

                              Sunterra Gas Gathering Company
                              Alvarado Square
                              Albuquerque, New Mexico 87158
                              Attention:  Ron Grossarth
                              Telephone:  (505) 848-2700
                              Fax:  (505) 848-2368

                              Sunterra Gas Processing Company
                              Alvarado Square
                              Albuquerque, New Mexico 87158
                              Attention:  Ron Grossarth
                              Telephone:  (505) 848-2700
                              Fax:  (505) 848-2368
          with a copy to:

                              Baker & Botts, L.L.P.
                              3000 One Shell Plaza
                              Houston, Texas  77002
                              Attention:  David F. Asmus
                              Telephone:  (713) 229-1539
                              Fax:  (713) 229-1522


          BUYER:              Williams Gas Processing - Blanco, Inc.
                              P.O. Box 58900
                              Salt Lake City, Utah  84158-0900
                              Attention:  Jerry Gollnick
                              Telephone:  (801) 584-6505
                              Fax:  (801) 584-7862

          with a copy to:

                              Williams Field Services Company
                              P.O. Box 3102
                              Tulsa, OK  74101-3102
                              Attention:  Craig Rich
                              Telephone:  (918) 588-3090
                              Fax:  (918) 588-3005

Any Party may, by written notice so delivered, change its address for notice purposes hereunder.

          Section 15.02  Exclusive Agreement.  This Agreement, and the Exhibits
                         -------------------
and Schedules hereto, the Confidentiality Agreement and the Related Instruments supersede all prior agreements between the Parties (written or oral) and are intended as a complete and exclusive statement of the terms of the agreement between the Parties.

          Section 15.03  Choice of Law; Amendments; Headings.  THIS AGREEMENT
                         -----------------------------------
SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW MEXICO, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF. This Agreement may be modified or amended only by an agreement in writing signed by all Parties. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 15.04  Assignments and Third Parties.  No Party hereto shall
                         -----------------------------
assign this Agreement or any part hereof without the prior written consent of the other Party. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. No such assignment shall release Buyer of any of its obligations to any Seller under this Agreement. Nothing in this Agreement shall entitle any person other than any Seller or Buyer, or their respective successors and assigns permitted hereby, to any claim, cause of action, remedy or right of any kind.

          Section 15.05  Brokers.  Sellers represent and warrant to Buyer that
                         -------
no Seller has directly or indirectly employed any broker or finder to whom Buyer shall have any liability in connection with this Agreement or the transactions contemplated by this Agreement; and Buyer represents and warrants to each Seller that Buyer has not directly or indirectly employed any broker or finder to whom any Seller shall have any liability in connection with this Agreement or the transactions contemplated by this Agreement.

          Section 15.06  Severability.  If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either Party.

          Section 15.07  Counterparts.  This Agreement may be executed in any
                         ------------
number of counterparts, and by different parties in separate counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement.

          Section 15.08  Further Assurances.  Sellers and Buyer agree to deliver
                         ------------------
or cause to be delivered to each other on the Closing Date and at such other times thereafter as shall be reasonably agreed any such additional instrument as any of them may reasonably request in order to effect the purposes and intent of this Agreement, including, but not limited to, any lease assignment forms required by any Governmental Authority to transfer the Property.

          Section 15.09  Waiver of Compliance with Bulk Transfer Laws.  Buyer
                         --------------------------------------------
hereby waives compliance by Sellers with the provisions of any bulk transfer laws that may be applicable to the transactions contemplated by this Agreement.

          Section 15.10  Announcements.  Prior to the Closing Date, neither
                         -------------
Sellers nor Buyer shall make written announcements or other written public disclosures or issue press releases relating to the content of this Agreement or the transactions contemplated hereby without the prior written approval of the other Party to this Agreement to the form and content of the release or disclosure, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, each Party shall be entitled to disclose such information without limitation (i) to its affiliates, attorneys, financial or lending institutions, outside auditors and insurers, (ii) as may be required by law or by regulation or order of Governmental Authority or by the rules of any stock exchange applicable to such Party or its affiliates, or as part of such Party's good faith attempt to comply with disclosure obligations under any of the same, (iii) as

Seller may deem necessary or desirable to disclose to the NMPUC, the NMPUC staff and/or any potential parties to the NMPUC proceeding for approval of the Sale;
(iv) to the extent necessary for such Party to obtain third party consents to the Sale; and (v) as may be necessary or desirable to enforce such Party's rights hereunder.

          Section 15.11  Waiver.  Buyer or Sellers may (a) extend the time for
                         ------
the performance of any of the obligations or other acts of any other Party hereto or (b) waive compliance with any of the agreements of any other Party or with any conditions to its own obligations. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

          EXECUTED by Sellers and by Buyer effective as of the Signing Date.

               SELLERS:
               -------

                         PUBLIC SERVICE COMPANY OF NEW MEXICO


                         By: /s/ Jeffry E. Sterba
                            --------------------------------------------------
                         Name:   Jeffry E. Sterba
                              ------------------------------------------------
                         Title: Senior Vice President - Corporate Development
                               -----------------------------------------------


                         SUNTERRA GAS GATHERING COMPANY


                         By: /s/ M. Phyllis Bourque
                            --------------------------------------------------
                         Name:   M. Phyllis Bourque
                              ------------------------------------------------
                         Title: Senior Vice President - Marketing & Customer
                               -----------------------------------------------
                                                         Services


                         SUNTERRA GAS PROCESSING COMPANY


                         By: /s/ M. Phyllis Bourque
                            --------------------------------------------------
                         Name:   M. Phyllis Bourque
                              ------------------------------------------------
                         Title: Senior Vice President - Marketing & Customer
                               -----------------------------------------------
                                                         Services

               BUYER:  WILLIAMS GAS PROCESSING - BLANCO, INC.
               -----


                         By: /s/ Lloyd A. Hightower
                            ----------------------------------------
                         Name:   Lloyd A. Hightower
                              --------------------------------------
                         Title: President - Williams Field Services
                               -------------------------------------

                      WILLIAMS FIELD SERVICES GROUP, INC.
                             GUARANTY OF COLLECTION

          For good and valuable consideration, and to induce the Sellers to enter into this Purchase and Sale Agreement, Williams Field Services Group, Inc., a Delaware corporation ("Guarantor"), hereby unconditionally guarantees to each Seller the prompt collection of any arbitral award or judgment for the payment of money entered pursuant to Section 14.08 of the Purchase and Sale Agreement against Buyer in favor of such Seller in respect of Buyer's failure to pay or perform its obligations under the Purchase and Sale Agreement in accordance with the terms and conditions thereof (the "Obligations"). This guaranty shall remain in full force and effect until Buyer has fully discharged all Obligations. This is a guaranty of collection, not of payment, and it shall be a condition precedent to any action by any Seller to enforce this guaranty that such Seller shall have (i) obtained an arbitral award or judgment for the payment of money entered pursuant to Section 14.08 of the Purchase and Sale Agreement in favor of such Seller in respect of Buyer's failure to perform any Obligation (an "Award") and (ii) the Buyer shall have failed to pay such Award for a period of 30 days after the entry thereof. Any Seller may, without notice to or consent of Guarantor (i) extend or alter, together with Buyer, the time, manner, place or terms of payment or performance of the Obligations, (ii) waive, or, together with Buyer, amend any terms of the Purchase and Sale Agreement or
(iii) release Buyer from any or all Obligations, without in any way changing, releasing or discharging Guarantor from liability hereunder. Guarantor hereby waives as defenses under this Guaranty any defenses (but not rights of set-off or counterclaims) which Buyer or any other Person liable for the Obligations may have or assert, other than defenses provided by the express terms of the Purchase and Sale Agreement or this guaranty.

          THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW MEXICO, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF, and is expressly made subject to Sections 14.08 and 15.06 of the Purchase and Sale Agreement.

          EXECUTED on the _____ day of _____________, 1994.

                              WILLIAMS FIELD SERVICES GROUP, INC.



                              By: /s/ Lloyd A. Hightower
                                 ----------------------------------------
                            Name:   Lloyd A. Hightower
                                 ----------------------------------------
                           Title: President - Williams Field Services
                                 ----------------------------------------

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                             GUARANTY OF COLLECTION

          For good and valuable consideration, and to induce the Buyer to enter into this Purchase and Sale Agreement, PNM hereby unconditionally guarantees to Buyer the prompt collection of any arbitral award or judgment for the payment of money entered pursuant to Section 14.08 of the Purchase and Sale Agreement against Gathering Company or Processing Company in favor of Buyer in respect of the failure of Gathering Company or Processing Company to pay or perform its obligations under the Purchase and Sale Agreement in accordance with the terms and conditions thereof (the "Obligations"). This guaranty shall remain in full force and effect until Gathering Company and Processing Company have each fully discharged all their respective Obligations. This is a guaranty of collection, not of payment, and it shall be a condition precedent to any action by the Buyer to enforce this guaranty that the Buyer shall have obtained an arbitral award or judgment for the payment of money entered pursuant to Section 14.08 of the Purchase and Sale Agreement in favor of Buyer in respect of the failure of Gathering Company or Processing Company to perform any Obligation (an "Award") and (ii) Gathering Company or Processing Company, as the case may be, shall have failed to pay such Award for a period of 30 days after the entry thereof. Buyer may, without notice to or consent of PNM (i) extend or alter, together with either or both of Gathering Company and Processing Company, the time, manner, place or terms of payment or performance of such Party's (ies') Obligations,
(ii) waive, or together with Sellers, amend any terms of the Purchase and Sale Agreement or (iii) release either or both of Gathering Company and Processing Company from any or all Obligations, without in any way changing, releasing or discharging PNM from liability hereunder. PNM hereby waives as defenses under this Guaranty any defenses (but not rights of set-off or counterclaims) which either Gathering Company or Processing Company or any other Person liable for the Obligations may have or assert, other than defenses provided by the express terms of the Purchase and Sale Agreement or this guaranty.

          This Guaranty shall have no force or effect until approved by the NMPUC. THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW MEXICO, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF, and is expressly made subject to Sections 14.08 and 15.06 of the Purchase and Sale Agreement.

          EXECUTED on the ________ day of ________________, 1994

                              PUBLIC SERVICE COMPANY OF NEW MEXICO


                              By: /s/ Benjamin F. Montoya
                                 ---------------------------------
                              Name:   Benjamin F. Montoya
                                   -------------------------------
                              Title:  President and CEO - Public Service
                                     -----------------------------------
                                                           Company of New Mexico

                              LETTER AGREEMENT


     This Letter Agreement is entered into by and among Public Service Company of New Mexico, Sunterra Gas Gathering Company and Sunterra Gas Processing Company (collectively "Sellers") and Williams Gas Processing - Blanco, Inc. ("Buyer") in connection with that certain Purchase and Sale Agreement ("Agreement") dated as of February 12, 1994 between Sellers and Buyer. Capitalized terms used in the Letter Agreement, and not otherwise defined, have the meaning given them in the Agreement

     For adequate consideration, Sellers and Buyer agree as follows:

          During the period prior to the Closing Date, Sellers and Buyer shall attempt to identnify opportunties for Buyer to provide services to Sellers in connection with the Properties or the Business. If Buyer and Sellers shall identify any such opportunities they shall enter into negotiations to determine whether such opportunities can be pursued on mutually agreeable terms and conditions.


                                   Sellers:

                                   Public Service Company of New Mexico

                                   By: /s/ Jeffry E. Sterba
                                      ---------------------------------
                                   Title:


                                   Sunterra Gas Gathering Company

                                   By: M. Phyllis Bourque
                                      ----------------------------
                                   Title:


                                   Sunterra Gas Processing Company

                                   By: M. Phyllis Bourque
                                      ----------------------------
                                   Title:


AGREED TO ON BEHALF
OF BUYER:

Williams Gas Processing - Blanco, Inc.

By: /s/ Lloyd A. Hightower
   ----------------------------------
Title: